UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☐	Soliciting Material Pursuant to §240.14a-12

ENDURANCE SPECIALTY HOLDINGS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 278-0400
March 25, 2010
Dear Shareholder:
You are cordially invited to attend the Annual General Meeting of Shareholders of Endurance Specialty Holdings Ltd., which will be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda at 8:00 a.m. (local time) on Thursday, May 13, 2010, and at any adjournment or postponement thereof. On the following pages you will find the formal notice of the Annual General Meeting of Shareholders and the proxy statement.
All holders of record of the Company’s ordinary shares, par value $1.00 per share, at the close of business on March 10, 2010 will be entitled to notice of, and to vote at, the Annual General Meeting of Shareholders. To assure that you are represented at the Annual General Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by internet or telephone voting as described in the proxy statement.
Sincerely,

Kenneth J. LeStrange
Chairman of the Board of Directors

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda
NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2010
NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual General Meeting”) of Endurance Specialty Holdings Ltd. (the “Company”) will be held on Thursday, May 13, 2010, at 8:00 a.m. (local time), at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda and at any adjournment or postponement thereof.
At the Annual General Meeting, the Company’s shareholders will be voting on the following proposals:
1.	Election of directors:
•	The election of two Class I and three Class II directors to the Board of Directors of the Company (the “Board of Directors”), each to serve until the end of their term as described in the accompanying materials and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal;

•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Specialty Insurance Ltd.;

•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Holdings Limited;

•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Insurance Limited;
2.	The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2010 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm;
3.	An amendment to our 2007 Equity Incentive Plan to do the following:
•	add 1,795,000 shares to cover awards under the plan;

•	prohibit the payment of dividends or the issuance of dividend equivalents on performance based restricted shares and restricted share units until restrictions on those shares have lapsed;

•	add “growth in price to book value per Ordinary Share” and “growth in price to book value per Ordinary Share” to the performance goals pre-established by the Compensation Committee;
4.	The transaction of such other business as may properly come before the Annual General Meeting or at any adjournment or postponement thereof.
Shareholders of record, as shown by the Register of Shareholders of the Company, at the close of business on March 10, 2010 are entitled to notice of, and to vote at, the Annual General Meeting or any adjournment or postponement thereof. A copy of the Company’s financial statements for the fiscal year ended December 31, 2009, as approved by the Board of Directors, shall be made available to the shareholders of the Company at the Annual General Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2010.
The Proxy Statement, the Notice of Internet Availability of Proxy Materials and the Annual Report on
Form 10-K are available at http://bnymellon.mobular.net/bnymellon/enh.
All shareholders are cordially invited to attend the Annual General Meeting. If you do not expect to be present at the Annual General Meeting, make sure that your shares are represented at the Annual General Meeting by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you requested a paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by internet or telephone voting as described in the proxy statement. Pursuant to the Company’s Amended and Restated Bye-Laws, for the votes represented by your proxy to be counted at the meeting, your proxy must be received at least one hour before the Annual General Meeting. In the event you decide to attend the Annual General Meeting in person, you may, if you desire, revoke your proxy by voting your shares in person at the Annual General Meeting.
Pursuant to the Company’s Amended and Restated Bye-laws, votes have been adjusted such that the voting interest attributed to each ordinary share at the Annual General Meeting is as follows:

Shareholder	Votes per Ordinary Share

Perry Partners International, Inc.	0.7237
Perry Partners, L.P.	0.7237
FMR LLC	0.9415
BlackRock, Inc.	0.9920
All other shareholders	1.0639
YOUR VOTE IS IMPORTANT
IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE FOLLOW THE INSTRUCTIONS FOR VOTING ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED FOR THE MEETING OR, IF YOU REQUESTED A PAPER COPY OF OUR PROXY MATERIALS, BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD OR BY INTERNET OR TELEPHONE VOTING AS DESCRIBED IN THE PROXY STATEMENT.

By Order of the Board of Directors,

John V. Del Col
Secretary
Pembroke, Bermuda
March 25, 2010

i

ii

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 13, 2010

INTRODUCTION
This proxy statement is furnished to holders of ordinary shares of Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company” or “Endurance”), in connection with the solicitation of proxies by the board of directors of Endurance (the “Board of Directors” or the “Board”) for use in voting at the Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, on Thursday, May 13, 2010, at 8:00 a.m. (local time), and at any adjournment or postponement thereof. On or about March 25, 2010, we mailed to our shareholders a notice containing information on how to access this proxy statement and how to vote (the “Notice of Internet Availability of Proxy Materials”). This proxy statement, the Notice of Annual General Meeting and the Annual Report on Form 10-K are available at http://bnymellon.mobular.net/bnymellon/enh.
QUESTIONS AND ANSWERS REGARDING THE ANNUAL GENERAL MEETING
Q:	What is a proxy?
A:	A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving Kenneth J. LeStrange, Michael J. McGuire and John V. Del Col (collectively, the “Proxy Committee”) the authority to vote your shares in the manner you indicate on your proxy card. The Proxy Committee has been appointed by the Board.

Q:	How do I obtain your proxy materials?
A:	Starting this year, we are now furnishing proxy materials to our shareholders on the internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials was mailed to shareholders on or about March 25, 2010.

Q:	What am I voting on?
A:	You are voting on three proposals:
1.	Election of directors:
•	Election of three Class II directors to serve until the 2013 Annual General Meeting of Shareholders:
John T. Baily
Norman Barham
Galen R. Barnes
•	Election of two Class I directors to serve until the 2012 Annual General Meeting of Shareholders:
David S. Cash
William M. Jewett
•	Direction of the Company to elect the following slate of director designees who shall serve as directors of Endurance Specialty Insurance Ltd.:
Steven W. Carlsen
David S. Cash
William M. Jewett
•	Direction of the Company to elect the following slate of director designees who shall serve as directors of Endurance Worldwide Holdings Limited:
Alan Barlow
William H. Bolinder
Steven W. Carlsen
David S. Cash
Simon Minshall
Brendan R. O’Neill
•	Direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Insurance Limited:
Alan Barlow
William H. Bolinder
Steven W. Carlsen
David S. Cash
Simon Minshall
Brendan R. O’Neill
Biographical information of each director is included below under “Proposal No. 1 — Election of Directors.”
2.	Appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2010 and authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

3.	Amendment of our 2007 Equity Incentive Plan to do the following:
•	add 1,795,000 shares to cover awards under the plan;

•	prohibit the payment of dividends or the issuance of dividend equivalents on performance based restricted shares and restricted share units until restrictions on those shares have lapsed; and

•	add “growth in book value per Ordinary Share” and “growth in price to book value per Ordinary Share” to the performance goals pre-established by the Compensation Committee.

Q:	What are the voting recommendations of the Board of Directors?
A:	The Board recommends a vote FOR the election of each of the directors in Proposal No. 1, FOR the appointment of, and the authorization of fees for, Ernst & Young Ltd. in Proposal No. 2 and FOR approval of the amendment to the 2007 Equity Incentive Plan in Proposal No. 3.

Q:	Will any other matters be voted on?
A:	We are not aware of any other matters that you will be asked to vote on at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting, the Proxy Committee, acting as your proxies, will vote for you in their discretion.

Q:	Who can vote?
A:	You can vote at the Annual General Meeting if you were a holder of record of ordinary shares as of the close of business on March 10, 2010 (the “Record Date”). Each ordinary share is generally entitled to one vote. However, the Company’s Amended and Restated Bye-Laws (the “Bye-Laws”) restrict the aggregate voting power of those shareholders holding 9.5% or more of the Company’s outstanding ordinary shares to no more than 9.5% of the total votes cast. As a result, your votes per ordinary share at the Annual General Meeting have been adjusted as follows:

Shareholder	Votes per Ordinary Share

Perry Partners International, Inc.	0.7237
Perry Partners, L.P.	0.7237
FMR LLC	0.9415
BlackRock, Inc.	0.9920
All other shareholders	1.0639
In addition, the Board of Directors may adjust a shareholder’s voting rights to the extent that the Board of Directors reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary or any shareholder or its affiliates.
There is no cumulative voting of the Company’s ordinary shares.

Q:	How do I vote?
A:	There are four ways to vote:
1.	By internet, by visiting the web site address shown on your Notice of Internet Availability of Proxy Materials or your proxy card, if you requested one.

2.	By telephone, using the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials or your proxy card, if you requested one.

3.	By requesting, completing and mailing your proxy card.

4.	By attending the Annual General Meeting in person and submitting a written proxy card.

The telephone and internet voting procedures are designed to authenticate a shareholder’s identity and allow each shareholder to vote the shareholder’s ordinary shares. They will also confirm that a shareholder’s instructions have been properly recorded. Street name holders may vote by telephone or the internet if their bank or broker makes those methods available. If this is the case, the bank or broker will enclose instructions with your proxy information.
Your shares will be voted as you indicate on your proxy. If you submit your proxy, but do not indicate your voting preferences, the Proxy Committee, acting as your proxy, will vote your shares FOR the nominees in proposal 1 and FOR proposals 2 and 3.

Q:	What vote is required to approve each proposal?
A:	Approval of each of the proposals listed above requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Q:	What is the quorum requirement of the Annual General Meeting?
A:	The presence of four shareholders, in person or by proxy, holding more than 50% of the issued and outstanding ordinary shares on March 10, 2010, constitutes a quorum for voting at the Annual General Meeting. If you vote, your ordinary shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 10, 2010, there were 54,400,823 ordinary shares outstanding.

Q:	Who can attend the Annual General Meeting?
A:	All holders of record of ordinary shares as of the close of business on March 10, 2010, can attend the Annual General Meeting. Seating, however, is limited and will be provided on a first-come, first-served basis, upon arrival at the Annual General Meeting.

Q:	Can I change my vote?
A:	Yes. You can change your vote or revoke your proxy any time before the vote:
•	by returning a later-dated proxy card;

•	by writing a letter delivered to John V. Del Col, Secretary of Endurance, stating that the proxy is revoked; or

•	by attending the Annual General Meeting in person and completing a written ballot.
Pursuant to the Bye-Laws, any notice of revocation of an outstanding proxy must be received at least one hour before the Annual General Meeting. Any shareholder entitled to vote at the Annual General Meeting may attend the Annual General Meeting and any shareholder who has not submitted a proxy, has properly revoked a proxy or votes prior to the vote pursuant to a proxy, may vote in person at the Annual General Meeting. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee, that shareholder may not vote in person at the Annual General Meeting, unless the shareholder requests and obtains a valid proxy from the applicable broker, bank or nominee.

Q:	Is my vote confidential?
A:	Yes. Only the inspectors of election and certain individuals, including certain employees of Endurance, who help with processing and counting the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company. Therefore, please do not write any comments on your proxy card.

Q:	Who will count the vote?
A:	Mellon Investor Services LLC will count the vote. Its representatives will be the inspectors of election.

Q:	What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?
A:	It means your shares are held in more than one account. You should vote the shares in all your accounts. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Mellon Investor Services LLC at 480 Washington Blvd., Jersey City, NJ 07310, telephone 1-877-272-7572 (toll-free U.S.) or 1-201-680-6693, or at their website, www.bnymellon.com.

Q:	What is “householding”?
A:	If you and others who share your mailing address own the Company’s ordinary shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

You may also request delivery of an individual copy of the Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K or proxy statement by contacting the Company at (441) 278-0400 or by writing to: Endurance Specialty Holdings Ltd., Wellesley House, 90 Pitts Bay Road, Pembroke HM08, Bermuda, Attention: Investor Relations.

You may be able to initiate householding if your bank or broker has chosen to offer such service by following the instructions provided by your bank or broker.

Q:	How much did this proxy solicitation cost?
A:	The Company is paying the cost of solicitation and has engaged Georgeson Inc. to assist in the distribution of proxy materials and solicitation of votes personally or by mail, telephone or internet. The estimated fee is $10,000 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or e-mail or other means or in person. They will not receive any additional payments for the solicitation.

Q:	How do I recommend someone to be a director?
A:	You may recommend any person to be a director by writing to the Company at its registered address: Endurance Specialty Holdings Ltd., Wellesley House, 90 Pitts Bay Road, Pembroke HM08, Bermuda, Attention: John V. Del Col, Secretary. Any notice for a director nomination must set forth the information as described under “Board of Directors – Director Nominee Process”. The Nominating and Corporate Governance Committee will consider persons properly recommended by shareholders. Director nominees for the 2010 Annual General Meeting must have been received by the Company on or prior to December 3, 2009. Shareholder recommendations for director nominees for the 2011 Annual General Meeting must be received by the Company no later than November 25, 2010 and no earlier than October 26, 2010.

Q:	When are the shareholder proposals due for the 2011 Annual General Meeting?
A:	In order for a proposal by a shareholder of Endurance to be eligible to be included in Endurance’s proxy statement and proxy for the 2011 Annual General Meeting, it must be in writing, received at the Company’s registered address no later than November 25, 2010 and comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act.

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 8, 2011.

Absent receipt of proper shareholder notice prior to November 25, 2010, the proxies designated by the Board of Directors of Endurance for the 2011 Annual General Meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in Endurance’s proxy statement for such meeting or on the proxy for such meeting.
PROPOSALS TO BE VOTED UPON
Proposal No. 1 — Election of Directors
The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.
Election of Endurance Directors
The Board of Directors currently consists of 10 sitting directors, who are divided into three classes. Each class of directors serves for a term of three years. Two Class I directors and three Class II directors are nominated for election at the Annual General Meeting. The Class I directors will hold office until their respective successors have been duly elected and qualified at the 2012 Annual General Meeting of Shareholders or, if earlier, their death, resignation or removal. The three Class II directors running for re-election will hold office until their respective successors have been duly elected and qualified at the 2013 Annual General Meeting of Shareholders or, if earlier, their death, resignation or removal.
John T. Baily, 66, is a nominee for election as a Class II director. Mr. Baily has been a director since August 2003 and currently serves as Chairman of the Audit Committee, co-Chairman of the Risk Committee and as a member of the Investment Committee of the Board. Mr. Baily was formerly President of Swiss Re Capital Partners, where he worked from 1999 to 2002. Prior to joining Swiss Re, Mr. Baily was a partner at PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand) for 23 years, serving as the head of the Coopers & Lybrand Insurance Practice Group for 13 years. Mr. Baily also serves on the boards of directors of NYMAGIC, Inc., RLI Corp. and Albright College and was a director of Erie Indemnity Company from 2003 through 2008. Mr. Baily is a graduate of both Albright College (cum laude, BS, Economics) and the University of Chicago (MBA), has served on the board of Coopers & Lybrand and as Chairman of the AICPA Insurance Companies Committee.
We believe Mr. Baily’s qualifications to serve on our Board include Mr. Baily’s more than thirty years of experience in the insurance industry, his extensive accounting knowledge and his membership on the board of directors of other publicly traded insurance companies, which allow him to provide invaluable insight and guidance to our Board on accounting, risk management and industry issues.

Norman Barham, 68, is a nominee for election as a Class II director. Mr. Barham has been a director since August 2004 and currently serves as a member of the Compensation, Underwriting and Risk Committees of the Board. Mr. Barham was Vice Chairman and President of Global Operations of Marsh, Inc., the largest diversified insurance brokerage and risk management services company in the world, from 1997 to 2000. Prior to joining Marsh, Inc., Mr. Barham held numerous senior management roles in various parts of Johnson & Higgins from 1975 to 1997, prior to the merger of Johnson & Higgins and Marsh & McLennan Companies, including President, Chief Technical Officer and Head of Global Property Insurance. Mr. Barham currently serves on the board of directors of Queens College and Frenchman’s Creek. Mr. Barham was chairman of the board of directors of Coral Insurance Company (“Coral”), a Florida domiciled property casualty insurance company, from 2004 until April 2009. On April 9, 2009, Coral was placed into receivership for purposes of rehabilitation. The Florida Department of Financial Services was appointed receiver of Coral.
We believe Mr. Barham’s qualifications to serve on our Board include Mr. Barham’s more than thirty years of experience in the insurance brokerage industry, particularly the numerous senior management roles held during his career, which provide him with unique insights that are particularly valuable to the Board, given the Company’s significant use of brokers in both its insurance and reinsurance businesses issues.
Galen R. Barnes, 63, is a nominee for election as a Class II director. Mr. Barnes has been a director since May 2004 and currently serves as Chairman of the Underwriting Committee, co-Chairman of the Risk Committee and as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Barnes was formerly President and Chief Operating Officer of Nationwide Mutual Insurance, where he worked from 1975 to 2003. Mr. Barnes held numerous senior and general management roles in various parts of the Nationwide organization, having previously been President of Nationwide Property and Casualty Affiliates, and President and Chief Operating Officer of Wausau Insurance. Mr. Barnes has also served on the board or committees for the Insurance Services Office, the Alliance of American Insurers, National Council on Compensation Insurance, and as a member of the Property and Casualty CEO Roundtable. Mr. Barnes received his Fellowship in the Casualty Actuarial Society in 1977. He serves as a board member of unaffiliated World Financial Capital Bank of Salt Lake City, Utah. His voluntary directorships include the James Cancer Hospital of Columbus, Ohio, Ohio Dominican University and the Self Insurance Board of The Ohio State University.
We believe Mr. Barnes’ qualifications to serve on our Board include Mr. Barnes’ expertise as an actuary and his service as President and Chief Operating Officer of one of the largest primary insurance companies in the United States, as well as his more than thirty years of experience in the insurance industry and service on a variety of industry boards and committees.
David S. Cash, 45, is a nominee for election as a Class I director. Mr. Cash has been Chief Executive Officer of Endurance since March 1, 2010 and served as Chief Underwriting Officer of the Company from December 2005 until his appointment as Chief Executive Officer. Previously, Mr. Cash was President of Endurance Bermuda from December 2004 to December 2005 and the Company’s Chief Actuary/Chief Risk Officer from December 2001 to June 2005. Mr. Cash joined the Company from Centre Solutions Ltd. in Bermuda where he was a Vice President focused on structured finance and insurance programs since 1996. Mr. Cash was a member of the board of directors of Centre Life Finance, Centre Solutions’ senior settlement financing company. From 1993 to 1996, Mr. Cash was Vice President and Underwriter at Zurich Re Centre. Prior to Zurich Re, Mr. Cash served as a consulting actuary at Tillinghast-Towers Perrin in New York. Mr. Cash received an Msc. in mathematics from Oxford University, which he attended as a Rhodes Scholar. Mr. Cash is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries and is a native of Bermuda.

We believe Mr. Cash’s qualifications to serve on our Board include Mr. Cash’s experience as an actuary and underwriter, as well as his nearly nine years of service with the Company in senior leadership positions, which give him unique insights into the Company’s challenges, opportunities and operations.
William M. Jewett, 52, is a nominee for election as a Class I director. Mr. Jewett has been President of the Company since March 1, 2010 and served as President and Chief Executive Officer, Worldwide Reinsurance from February 2007 until his appointment as President of the Company. Mr. Jewett had been Chief Underwriting Officer of Endurance Reinsurance Corporation of America upon joining the Company in December 2002, and President from January 2004 until relocating to Endurance Bermuda in 2008. Mr. Jewett joined the Company from Converium Reinsurance (North America) where he was Chief Underwriter of Risk Strategies, the non-traditional reinsurance underwriting division. He had responsibility for the underwriting, marketing, planning and overall management of Converium’s non-traditional reinsurance business. While at Converium, Mr. Jewett also had responsibility for general casualty and workers’ compensation treaty underwriting, and was a member of the company’s board of directors. Prior to Converium, Mr. Jewett was responsible for underwriting and marketing in the U.S. for Centre Reinsurance Company of New York. He started his career at Prudential Re, and spent eight years in management at NAC Re, where he served as Vice President and Manager of the Casualty Treaty department. Mr. Jewett holds an A.B., magna cum laude, from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania.
We believe Mr. Jewett’s qualifications to serve on our Board include Mr. Jewett’s extensive property and casualty underwriting experience, as well as his nearly eight years of experience with the Company in a variety of senior leadership positions, which gives him intimate knowledge of our operations invaluable to our Board’s discussions.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. CASH AND JEWETT AS CLASS I DIRECTORS AND MESSRS. BAILY, BARHAM AND BARNES AS CLASS II DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
Election of Slate of Director Designees to Endurance Specialty Insurance Ltd.
Pursuant to Bye-Law 151 of the Bye-Laws, the board of directors of Endurance Specialty Insurance Ltd. (“Endurance Bermuda”) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the “Endurance Bermuda Directors”). If elected, the Endurance Bermuda Directors will hold office until the successors are duly elected and qualified or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance Bermuda Directors shall constitute a direction to the Company to cause it to vote its shares in Endurance Bermuda to ensure that Endurance Bermuda’s board of directors consists of the Endurance Bermuda Directors. Proxies cannot be voted for a greater number of persons than the Endurance Bermuda Directors named. Each of the Endurance Bermuda Directors is a director or officer of the Company and receives no additional remuneration for serving on the board of directors of Endurance Bermuda.
The following persons constitute the slate of Endurance Bermuda Directors:
Steven W. Carlsen, 53, has been a director of Endurance Bermuda and of the Company since February 2006 and currently serves as a member of the Investment, Risk and Underwriting Committees of the Board of the Company. Mr. Carlsen is President of Shadowbrook Advising Inc., a consulting firm providing advisory and analytical services to insurance and reinsurance companies as well as to private equity and hedge fund groups investing in these areas. Prior to retiring from Endurance and reactivating his consulting practice in 2006, Mr. Carlsen was a founding member of Endurance, helping to raise the initial capital with Mr. LeStrange in 2001. He served at various times as the Company’s Chief Operating Officer, Chief Underwriting Officer and as President of its U.S. reinsurance subsidiary. Until June 1, 2008, Mr. Carlsen provided Endurance with underwriting and operating services on a part-time basis as a consultant. Mr. Carlsen began his career as a property facultative underwriter in 1979 and later as a treaty account executive for Swiss Reinsurance Company. He joined NAC Re in 1986, ultimately heading their Property and Miscellaneous Treaty Department (which included aviation, marine, surety and finite business). He managed NAC Re’s retrocessions and was involved in the formation of their U.K. company. In 1994, Mr. Carlsen left NAC Re to join CAT Limited as their Chief Underwriter-North America and in 1997 was co-founder of CAT Limited’s finite insurer, Enterprise Re. From 1999 until he joined the Company in 2001, Mr. Carlsen worked as a consultant, principally with three Morgan Stanley Private Equity insurance ventures and the Plymouth Rock Group. Mr. Carlsen is currently enrolled as a full-time student at Fordham University’s Graduate School of Arts and Sciences, where he is pursuing a Ph.D. in Economics.

We believe Mr. Carlsen’s qualifications to serve as a director of Endurance Bermuda include Mr. Carlsen’s extensive industry knowledge and experience, as well as his previous service as a founder of the Company and as the Company’s Chief Operating Officer, Chief Underwriting Officer and as President of the Company’s U.S. reinsurance subsidiary, which are valuable to the Board’s understanding of Endurance Bermuda’s and the Company’s operations.
David S. Cash, 45, has been a director of Endurance Bermuda since May 2008 and Chief Executive Officer of Endurance since March 2010. Mr. Cash’s biographical information and qualifications as a director are listed above under “Proposal No. 1 — Election of Directors — Election of Endurance Directors.”
William M. Jewett, 52, is being nominated for an initial term as a director of Endurance Bermuda. Mr. Jewett has been President of Endurance since March 2010. Mr. Jewett’s biographical information and qualifications as a director are listed above under “Proposal No. 1 — Election of Directors — Election of Endurance Directors.”
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SLATE OF ENDURANCE BERMUDA DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
Election of Slate of Director Designees to Endurance Worldwide Holdings Limited
Pursuant to Bye-Law 151 of the Bye-Laws, the board of directors of Endurance Worldwide Holdings Limited (“Endurance Worldwide”) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the “Endurance Worldwide Directors”). If elected, the Endurance Worldwide Directors will hold office until their successors are duly elected and qualified or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance Worldwide Directors shall constitute a direction to the Company to cause its subsidiaries to vote their shares in Endurance Worldwide to ensure that its board of directors consists of the Endurance Worldwide Directors. Proxies cannot be voted for a greater number of persons than the Endurance Worldwide Directors named. Each of the Endurance Worldwide Directors is a director or officer of the Company or a subsidiary of the Company and receives no additional remuneration for serving on the board of directors of Endurance Worldwide.
The following persons constitute the slate of Endurance Worldwide Directors:
Alan Barlow, 52, has been a director of Endurance Worldwide since May 2008. Mr. Barlow has been Senior Vice President & Claims Director of Endurance Worldwide Insurance Limited since December 2006, having joined as Claims Manager in 2004. Mr. Barlow was also appointed as the Global Claims Operations Director in 2009. Mr. Barlow is the Endurance Worldwide Insurance Limited representative with the International Underwriters Association and is a member of the London Market Claims Strategy Group. From 1993 until joining Endurance in 2004, Mr. Barlow held senior London Market positions in Sorema UK and Trenwick UK, as Director of Claims and Commercial Director. Mr. Barlow previously held a risk management and claims role at Exxon Corp. in London, where he was responsible for the management of their onshore and offshore property & liability portfolio on behalf of their captive insurer, Ancon, Bermuda.
We believe Mr. Barlow’s qualifications to serve as a director of Endurance Worldwide include Mr. Barlow’s tenure with Endurance Worldwide, as well as his extensive industry knowledge and experience, which gives him unique understanding of Endurance Worldwide’s operations.

William H. Bolinder, 66, has been a director of Endurance Worldwide since December 2002, a director of the Company since December 2001, Lead Director of the Company since November 2006 and currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Underwriting and Risk Committees of the Board. In June 2006, Mr. Bolinder retired as President, Chief Executive Officer and a director of Acadia Trust N.A., positions he had held since 2003. He had previously been a member of the Group Management Board for Zurich Financial Services Group. He was the head of the North America business division (excluding U.S. Personal Lines) from 1994 to 2002, and the Latin America business division from 1996 to 2002, as well as the Corporate and Commercial Customer Division of Zurich Financial Services Group since 1998. In 1994, he was elected to the Group Executive Board at Zurich Financial Services Group’s home office and became responsible for managing the Zurich Financial Services Group companies in the United States and Canada as well as Corporate/Industrial Insurance, Zurich International (Group) and Risk Engineering. Mr. Bolinder joined Zurich American Insurance Company, USA in 1986 as Chief Operating Officer and became Chief Executive Officer in 1987. Mr. Bolinder was a director of Quanta Capital Holding Ltd. from January 2007 to October 2008. Mr. Bolinder was a director of Coral, a Florida domiciled property casualty insurance company, from March 2008 until April 2009. On April 9, 2009, Coral was placed into receivership for purposes of rehabilitation. The Florida Department of Financial Services was appointed receiver of Coral. Mr. Bolinder has also served on the board and committees of the American Insurance Association, American Institute for Chartered Property Casualty Underwriting, Insurance Institute for Applied Ethics, Insurance Institute of America, Insurance Services Office, Inc. and the National Association of Independent Insurers.
We believe Mr. Bolinder’s qualifications to serve as a director of Endurance Worldwide include Mr. Bolinder’s more than thirty years of experience in the insurance industry, including his many senior management roles at a global insurance and financial services organization, which provide a valuable perspective to the Endurance Worldwide Board’s discussions of Endurance Worldwide’s operations and the global insurance and reinsurance industry generally.
Steven W. Carlsen, 53, has been a director of Endurance Worldwide since March 2007. Mr. Carlsen’s biographical information and qualifications as a director are listed above under “Proposal No. 1 – Election of Directors – Election of Slate of Director Designees to Endurance Specialty Insurance Ltd.”
David S. Cash, 45, is being nominated for an initial term as a director of Endurance Worldwide. Mr. Cash has been the Chief Executive Officer of Endurance since March 2010. Mr. Cash’s biographical information and qualifications as a director are listed above under “Proposal No. 1 – Election of Directors – Election of Endurance Directors.”
Simon Minshall, 44, has been a director of Endurance Worldwide since June 2002 and Managing Director of Endurance Worldwide Insurance Limited since March 2008. From July 2002 until becoming Managing Director, Mr. Minshall was the Chief Financial Officer of Endurance Worldwide Insurance Limited. From January 2002 until becoming Chief Financial Officer of Endurance Worldwide Insurance Limited in July 2002, Mr. Minshall was a consultant to Endurance Worldwide Insurance Limited. Prior to working with Endurance, Mr. Minshall was CEO of Vavo.com, a European online insurance venture backed by GE Capital and Prudential from 2000 to 2001. From 1997 to 2000, he held a number of senior finance roles within the head office of Royal & Sun Alliance plc. These included Manager, Group Financial Control, and Finance Director of the E-Commerce division. In addition, he has held a number of company directorships and currently serves on the board of directors of a private technology company. Mr. Minshall is a Chartered Accountant and qualified with Deloitte & Touche in London and holds an Honours Degree in Law (LLB) from University College Wales.
We believe Mr. Minshall’s qualifications to serve as a director of Endurance Worldwide include Mr. Minshall’s tenure with Endurance Worldwide, as well as his extensive industry knowledge and experience.
Brendan R. O’Neill, 61, has been a director of Endurance Worldwide since May 2006, a director of the Company since February 2005 and currently serves as Chairman of the Compensation Committee and as a member of the Audit and Risk Committees of the Board of Directors of the Company. Mr. O’Neill was Chief Executive Officer of ICI PLC, a specialty chemicals company, from 1998 to 2003. Prior to joining ICI PLC, Mr. O’Neill was managing director of Guinness Brewing Worldwide from 1993 to 1998, where he is credited with rebuilding the Guinness business and reestablishing its brand image on a global basis. A Fellow of the Chartered Institute of Management Accountants, Mr. O’Neill held numerous finance roles early in his career at Ford Motor Company, BICC Ltd. and Midland Bank PLC (HSBC). Mr. O’Neill currently serves on the boards of directors of Tyco International Ltd., Informa Group PLC, and Towers Watson Inc. and previously served on the board of directors of Rank Group plc from January 2005 through December 2007.

We believe Mr. O’Neill’s qualifications to serve as a director of Endurance Worldwide include Mr. O’Neill’s years of operating experience leading global companies, his service on the board of directors of other global publicly traded companies, as well as his management and finance expertise, which provides the Endurance Worldwide Board with a global enterprise perspective, including an understanding and appreciation for financial and accounting issues.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SLATE OF ENDURANCE WORLDWIDE DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
Election of Slate of Director Designees to Endurance Worldwide Insurance Limited
Pursuant to Bye-Law 151 of the Bye-Laws, the board of directors of Endurance Worldwide Insurance Limited (“Endurance U.K.”) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the “Endurance U.K. Directors”). If elected, the Endurance U.K. Directors will hold office until their successors are duly elected and qualified or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance U.K. Directors shall constitute a direction to the Company to cause its subsidiaries to vote their shares in Endurance U.K. to ensure that its board of directors consists of the Endurance U.K. Directors. Proxies cannot be voted for a greater number of persons than the Endurance U.K. Directors named. Each of the Endurance U.K. Directors is a director or officer of the Company or a subsidiary of the Company and receives no additional remuneration for serving on the board of directors of Endurance U.K. In the event that any of the below listed Endurance U.K. Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.
The following persons constitute the slate of Endurance U.K. Directors:
Alan Barlow, 52, has been a director of Endurance U.K. since May 2008. Mr. Barlow’s biographical information and qualifications are listed above under “Proposal No. 1 — Election of Directors — Election of Slate of Director Designees to Endurance Worldwide Holdings Limited.”
William H. Bolinder, 66, has been a director of Endurance U.K. since December 2002. Mr. Bolinder’s biographical information and qualifications are listed above under “Proposal No. 1 – Election of Directors – Election of Slate of Director Designees to Endurance Worldwide Holdings Limited.”
Steven W. Carlsen, 53, has been a director of Endurance U.K. since March 2007. Mr. Carlsen’s biographical information and qualifications are listed above under “Proposal No. 1 – Election of Directors – Election of State of Director Designees to Endurance Specialty Insurance Ltd.”
David S. Cash, 45, is being nominated for an initial term as a director of Endurance Worldwide. Mr. Cash has been the Chief Executive Officer of Endurance since March 2010. Mr. Cash’s biographical information and qualifications as a director are listed above under “Proposal No. 1 – Election of Directors – Election of Endurance Directors.”
Simon Minshall, 44, has been a director of Endurance U.K. since June 2002. Mr. Minshall’s biographical information and qualifications are listed above under “Proposal No. 1 — Election of Directors — Election of Slate of Director Designees to Endurance Worldwide Holdings Limited.”
Brendan R. O’Neill, 61, has been a director of Endurance U.K. since May 2006. Mr. O’Neill’s biographical information and qualifications are listed above under “Proposal No. 1 — Election of Directors — Election of Slate of Director Designees to Endurance Worldwide Holdings Limited.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SLATE OF ENDURANCE U.K. DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
Voting for Directors
The election of the Company’s Class I and II directors, the slate of Endurance Bermuda Directors, the slate of Endurance Worldwide Directors and the slate of Endurance U.K. Directors each requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.
Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the above listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.
The Company’s corporate governance guidelines contain provisions requiring a majority vote standard apply to the election of the Class I and II directors of the Company. This means that directors are elected by the affirmative vote of a majority of the votes cast at the Annual General Meeting, unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “withheld.” If a director in an uncontested election receives a greater number of votes cast “withheld” for his or her election than votes “for” such election, the director is required to submit a letter of resignation to the Board of Directors. The independent members of the Board of Directors have 90 days after the election to determine whether to accept the tendered resignation, taking into account the relevant facts and circumstances and giving due consideration to the best interests of the Company and its shareholders. The Board of Directors will then promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation.
Proposal No. 2 — Appointment of Independent Registered Public Accounting Firm
Upon the recommendation of the Audit Committee, the Board of Directors has recommended the appointment of the firm of Ernst & Young Ltd. as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2010 and recommends that shareholders authorize the Board of Directors, acting through its Audit Committee, to set the fees for the independent registered public accounting firm. Ernst & Young Ltd. has audited the Company’s financial statements since the Company’s inception in December of 2001. Representatives of Ernst & Young Ltd. are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LTD. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO SET THE FEES FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm and the authorization of the Board of Directors, acting through its Audit Committee, to set the fees for the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.
Proposal No. 3 — Amendment of the 2007 Equity Incentive Plan
General
In May 2007, we asked our shareholders to approve the 2007 Equity Incentive Plan (the “Plan”), which we designed to reflect our commitment to having best practices in both compensation and corporate governance. We are now asking our shareholders to approve an amendment to the Plan to (i) provide for the addition of 1,795,000 shares to cover awards under the Plan and (ii) make several administrative changes as set forth below. A copy of the proposed amendment to the Plan is attached to this proxy statement as Appendix A.

We believe that our ability to attract and retain qualified, high-performing employees is vital to our success and growth as a company. Equity compensation is a very effective retention tool that encourages and rewards employee performance that aligns with our shareholders’ interests.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT OF THE 2007 EQUITY INCENTIVE PLAN. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
The adoption of the proposed amendment to the 2007 Equity Incentive Plan must be approved by a majority of the votes cast. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.
Background on Equity Incentive Compensation at the Company
We believe that employee share ownership is a significant contributing factor in achieving superior financial performance. Historically, the Company’s equity incentive grants have been an important component of its overall compensation program. Recognizing that equity-based compensation is a valuable and limited resource, the Company has actively managed its use of equity-based compensation. To that end and consistent with our general pay-for-performance compensation philosophy, the size of annual equity awards varies depending upon the performance of the Company and the performance of the individual receiving the award.
We believe that awarding equity incentive grants to our employees aligns our employees’ interests directly with those of our other shareholders, as they provide greater value to employees as our share price increases. Without share-based compensation, the Company believes it would be at a significant disadvantage against its competitors to provide the market-competitive total compensation packages necessary to attract, retain and motivate the employee talent critical to the future success of the Company.
We strongly believe that our share-based incentive programs and emphasis on employee share ownership have been integral to our success in the past and will be critical to our ability to achieve consistently superior performance in the years ahead. Therefore, we consider approval of the amendment to the Plan vital to the Company’s continued success.
Purpose of the Plan and the Amendment
The Plan allows the Company, under the direction of the Compensation Committee, to make broad-based grants of share options, share appreciation rights, restricted share awards, restricted share units, share bonuses and other forms of equity incentive awards to employees and non-employee directors. The purpose of these equity incentive awards is to attract and retain talented employees and non-employee directors, further align their interests with those of our shareholders and continue to link employee compensation with the Company’s performance. The proposed amendment would:
•	increase the number of shares eligible for issuance by 1,795,000 shares;
•	prohibit the payment of dividends or the issuance of dividend equivalents on performance based restricted shares and restricted share units until restrictions on those shares have lapsed; and
•	add “growth in book value per Ordinary Share” and “growth in price to book value per Ordinary Share” to the performance goals pre-established by the Compensation Committee.
Approval of the amendment to the Plan enables the Company to achieve the following objectives:
1. The continued ability of the Company to offer equity-based incentive compensation to the Company’s eligible employees and non-employee directors.  We are requesting approval of 1,795,000 additional shares for the Plan. The additional shares we are requesting should meet our annual needs for share-based awards for the next several years. We continually seek to improve our use of equity awards to carefully manage this limited resource while providing for both grants to new hires and retention grants for current employees.

2. Furthering compensation best practices through continuing use of the Plan.  The continued use of equity incentive compensation in the Company’s compensation program aligns the interests of the Company’s managers and employees with the interests of the Company’s shareholders to the greatest extent practicable. In addition, the vesting over time of the Company’s equity incentive compensation ensures that the compensation of the Company’s managers reflects the ultimate profitability of the insurance and reinsurance written by the Company, which may not be fully reflected in the performance of the Company for several years.
3. Continuing to provide equity compensation to non-employee directors motivates directors to be highly engaged in the management of the Company.  The Plan currently provides for automatic grants of restricted shares or share options to non-employee directors. Grants of restricted shares or share options help align non-employee directors’ interests with the interests of the Company’s shareholders. The proposed increase in the number of shares authorized for issuance under the Plan is necessary in order to continue granting restricted shares or share options to our non-employee directors.
Key Features of the Plan
Among the key features of the Plan are the following:
The ability to use various forms of equity, as deemed appropriate by the Compensation Committee, to maintain the Company’s competitive ability to attract, retain and motivate employees and non-employee directors. The Plan allows the Company to grant stock options, restricted shares and restricted share units, stock appreciation rights (‘‘SARs’’), share bonuses and performance-based restricted share awards as well as other forms of equity as determined by the Compensation Committee. The Company has historically used restricted shares, restricted share units and stock options as the primary forms of equity compensation and expects to use restricted shares as its predominant form of equity compensation in the near future. However, allowing for the use of different types of equity compensation gives the Company greater flexibility to respond to changes in compensation practices, including those that are in response to changes in the tax or accounting treatment of specific forms of equity awards.
Limitation on Shares Issuable. As amended, the Plan will authorize the issuance of an additional 1,795,000 of the Company’s ordinary shares, representing approximately 3.3% of the outstanding ordinary shares as of March 10, 2010. The closing price of the Company’s ordinary shares on March 10, 2010 was $38.61.
Share Counting. The ordinary shares underlying all awards granted under the Plan reduce the awards available for issuance under the Plan, with the exception of Tandem SARs issued in conjunction with options. The only ordinary shares that become available for issuance again under the Plan are for equity incentive awards that were surrendered in an exercise, withheld by the Company for the payment of applicable taxes upon vesting, lapse, expire or are terminated or cancelled without being exercised or converted into ordinary shares.
No Discounted Stock Options or SARs. All stock options and SARs must have an exercise price equal to or greater than the fair market value of the Company’s ordinary shares on the date the stock option or SAR is granted.
No Stock Option or SAR Repricing. The Plan prohibits the repricing of stock options and SARs and also does not allow canceling and replacing an outstanding stock option with a stock option with a lower exercise price, other than with prior shareholder approval, the issuance of equity incentive awards in connection with the acquisition of another entity or a change in the capital structure of the Company.

No Reload Options. The Plan does not permit granting options with ‘‘reload’’ features that provide for automatic grants of new options when ordinary shares are tendered to pay for the exercise of previously granted options.
Independent Committee. The Plan is and will continue to be administered by the Compensation Committee, which is comprised solely of non-employee directors who qualify as independent under the listing standards of the New York Stock Exchange.
Minimum Vesting Provisions. All of the equity incentive awards issuable to employees under the Plan, other than share bonuses, are and will continue to be subject to, at minimum, a three-year ratable vesting period or, if they are performance awards or awards to non-employee directors, a minimum one year vesting period.
Description of Material Terms of the Plan
The following is a brief summary of the Plan. The following description of the Plan is not intended to be complete and is qualified in its entirety by the text of the Plan.
Administration of the Plan
The Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee is required to consist of two or more directors, all of whom must be (i) ‘‘outside directors’’ within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the ‘‘Internal Revenue Code’’), (ii) ‘‘non-employee directors’’ within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 and (iii) ‘‘independent directors’’ under the rules of the New York Stock Exchange. The Compensation Committee has the exclusive power to:
•	select the participants in the Plan;
•	determine the number of equity incentive awards to be granted to each participant in the Plan;
•	determine the time or times when equity incentive awards will be granted;
•	determine the terms of each equity incentive award;
•	prescribe the form or forms of agreements evidencing the equity incentive awards; and
•	determine, in its sole discretion and for any reason at any time, that any or all outstanding equity incentive awards shall become exercisable in part or in full.
The Compensation Committee also has authority to interpret the Plan and to establish, adopt, or revise the rules and regulations relating to the Plan. The Compensation Committee is not liable for any action, omission or determination relating to the Plan and the Company is obligated to indemnify (to the extent permitted under Bermuda law and the Bye-Laws of the Company) and hold harmless the Compensation Committee against costs, expenses or liabilities arising out of administration of the Plan. The Company’s indemnity and hold harmless does not apply if the Compensation Committee’s action, omission or determination was taken in bad faith and without reasonable belief that it was in the best interests of the Company.
The Plan permits the Compensation Committee to delegate certain of its authority to officers of the Company or other persons.
Eligibility
Participation in the Plan is limited to non-employee directors of the Company and employees of the Company and its subsidiaries. The Company currently has 9 non-employee directors and approximately 750 employees.

Shares Reserved for Issuance
With approval of the proposed addition of 1,795,000 shares to the Plan, the total number of the Company’s ordinary shares reserved for future issuance under the Plan as of December 31, 2009 would have been 2,753,829 shares. The total number of ordinary shares reserved for issuance under the Plan shall be subject to adjustment for certain transactions, such as stock splits or share dividends. Ordinary shares reserved for issuance under the Plan will be authorized but unissued shares. If outstanding equity incentive awards granted under the Plan are surrendered in an exercise, withheld by the Company for the payment of applicable taxes upon vesting, lapse, terminate or expire for any reason without being wholly exercised or converted into ordinary shares, the ordinary shares allocable to the unexercised portion of the equity incentive award will again be available for issuance under the Plan. The grant of tandem SARs will not reduce the number of available ordinary shares available under the Plan. However, the exercise of any equity incentive award granted in tandem with any other equity incentive award will result in both equity incentive awards being cancelled and not available for future issuance under the Plan.
Equity Compensation Plan Information
The table below shows the number of securities to be issued, the weighted average exercise price of those securities and the number of securities available under the Plan as of December 31, 2009.

Number of securities
remaining available for
future issuance under
equity compensation
	Number of securities to be	Weighted-average exercise	plans
	issued upon exercise of	price of outstanding	(excluding securities
	outstanding options,	options, warrants and	reflected in the first
Plan category	warrants and rights	rights (1)	column)
Equity compensation plans approved by security holders	4,775,179	$14.88	1,027,999
Equity compensation plans not approved by security holders	—	—	—

Total	4,775,179	$14.88	1,027,999

(1)	Weighted average price does not include $0 exercise price of 33,502 restricted share units included in the number of securities to be issued upon exercise.
As of December 31, 2009, the Company had 1,746,150 stock options outstanding with a weighted-average exercise price of $16.62 and a weighted-average remaining term of 2.13 years as well as 963,416 full-value restricted shares and restricted share units outstanding.  The Company granted 306,820, 515,792 and 534,448 full-value restricted shares under the Plan in 2009, 2008 and 2007, respectively.  No other equity incentives were granted under the Plan during the years ended December 31, 2009, 2008 and 2007. As of December 31, 2009, the Company had 958,829 share or share equivalents available for grant under the Plan.
Award Limitations
The Company cannot grant to any individual employee options or stock appreciation rights convertible into more than 500,000 ordinary shares during a fiscal year. In addition, the Company cannot grant to any individual employee more than 250,000 restricted shares, restricted share units or other full value equity incentive awards during a fiscal year. If an equity incentive award is subject to a performance period greater than one fiscal year, the maximum number is equal to the above yearly limits multiplied by the number of years in the performance period. The maximum number of equity incentive awards the Company can grant to any individual employee shall be subject to adjustment for certain transactions, such as stock splits or share dividends.

Types of Awards
The Plan provides for the grant of non-qualified and incentive stock options, SARs, tandem SARs, restricted shares, restricted share units, share bonuses and other forms of equity incentive awards.
Director Options and Restricted Share Units
The Plan provides for the grant of stock options or restricted shares to each non-employee director of the Company in office at the close of business on the date of the Annual General Meeting of Shareholders of the Company. Each year, the Compensation Committee determines whether non-employee directors will be granted (i) an option to purchase ordinary shares or (ii) restricted shares. The number of options or restricted shares granted is determined as set forth below.
If the Compensation Committee determines to issue non-employee directors options, the number of options shall be determined utilizing the Black-Scholes pricing model, with an aggregate grant value of $70,000, a per option exercise price equal to the fair market value of one ordinary share on the date of the Annual General Meeting of Shareholders of the Company, a perpetual dividend rate equal to the most recent quarterly dividend (discounted to present value utilizing the current risk free rate of return) and the average volatility of the Company’s ordinary shares over the last 30 trading days. Each option granted expires on the earlier of (a) the tenth annual anniversary of the date of grant of the option or (b) the first annual anniversary of the last day on which the non-employee director serves on the Board of Directors. Each option is exercisable on or after the 12 month anniversary of the date of grant of the option and is a non-qualified option, which is not entitled to special tax treatment under Section 422 of the Code.
If the Compensation Committee selects restricted shares to be granted, the number of restricted shares shall be determined by dividing $70,000 by the fair market value of one ordinary share on the date of the Annual General Meeting of Shareholders of the Company, rounded downward to the nearest whole restricted share. Any restricted shares granted become fully vested and freely tradable 12 months following the date of grant. Each non-employee director holding restricted shares has the right to vote the restricted shares and is entitled to receive dividends paid by the Company on the restricted shares.
Non-employee directors are not entitled to receive any equity incentive awards under the Plan other than the annual grant of options or restricted shares described above. The number of stock options or restricted shares to be granted to non-employee directors under the Plan shall be subject to adjustment for certain transactions, such as stock splits or share dividends.
Stock Options. Each stock option entitles the holder to acquire the Company’s ordinary shares upon payment of the applicable exercise price. The exercise price of stock options must be equal to or greater than the fair market value of the Company’s ordinary shares on the date the option is granted. Stock options granted under the Plan will be treated as non-incentive stock options unless, as of the date of grant, they are expressly designated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The Compensation Committee may establish the term of each stock option, up to a maximum of 10 years from the date of grant. The exercise price of a stock option may not be decreased after the date of grant, except for adjustments made for dilutive or similar events or with prior shareholder approval. Further, no outstanding stock option may be surrendered to the Company as consideration for cash, restricted shares or the grant of a new stock option with a lower exercise price, except for the issuance of equity incentive awards in connection with the acquisition of another entity, adjustments made for dilutive or similar events or with prior shareholder approval.

SARs. Each SAR, or stock appreciation right, entitles the holder upon exercise to receive ordinary shares or cash equal to the excess of the ordinary share price on the date of exercise of the SAR over the ordinary share price on the date of grant. The base price above which appreciation is to be measured for SARs must be equal to or greater than the fair market value of the Company’s ordinary shares on the date of grant of the SAR. The Compensation Committee may establish the term of each SAR, up to a maximum of 10 years from the date of grant. The base price of an SAR may not be decreased after the date of grant, except for adjustments as a result of dilutive or similar events or with shareholder approval. Further, no outstanding SAR may be surrendered to the Company as consideration for cash, restricted shares or the grant of a new SAR with a lower base price, except for the issuance of equity incentive awards in connection with the acquisition of another entity, adjustments made for dilutive or similar events or with prior shareholder approval.
Restricted Shares and Restricted Share Units. Restricted shares are ordinary shares of the Company that may not be traded or sold until a predetermined date set by the Compensation Committee and that must be forfeited by the holder if certain conditions are not met prior to the predetermined date. A restricted share unit is an unfunded and unsecured promise, denominated in the Company’s ordinary shares, to deliver ordinary shares or cash measured by the fair market value of the Company’s ordinary shares in the future. As with restricted shares, restricted share units are subject to forfeit by the holder in the event certain conditions are not met prior to a predetermined date set by the Compensation Committee.
Directors or employees who hold restricted shares will have voting rights and the right to receive dividends paid on the Company’s ordinary shares. Holders of restricted share units will have no ownership interest in the ordinary shares to which the restricted share units relate until the vesting and conversion of such restricted share units. The Compensation Committee may permit the payment of dividends or the crediting of dividend equivalents to a non-employee director or employee holding restricted share units. However, dividends or dividend equivalents granted in connection with a performance-based restricted share or restricted share unit must be held in escrow until all restrictions on the applicable performance-based restricted shares or restricted share units have been released upon the attainment of all applicable performance goals.
Performance Based Restricted Shares and Restricted Share Units. In addition to or in lieu of conditioning the vesting of restricted shares or restricted share units based upon continued employment of the recipient or the passage of time, the Compensation Committee may condition vesting of restricted shares or restricted share units on the attainment of one or more performance goals. The performance goals are set by the Compensation Committee prior to the grant of the restricted shares or restricted share units and are based on one or more of the following criteria:
•	return on shareholder equity;
•	earnings per Ordinary Share;
•	growth in book value per Ordinary Share;
•	growth in price to book value per Ordinary Share;
•	net income (before or after taxes);
•	gross premiums written or net premiums written;
•	return on assets;
•	return on capital;
•	return on investment;
•	investment income;
•	increase in share price;
•	total shareholder return;
•	portfolio yield;
•	loss ratio;
•	underwriting ratio;
•	general and administrative expense ratio;
•	combined ratio;
•	market share;
•	strategic goals; or
•	any combination of, or a specified increase in, any of the foregoing.

The performance based restricted shares and restricted share units are intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code. As a result, any performance goal must be objective and there must be substantial uncertainty whether the performance goal can be attained at the time it is established by the Compensation Committee.
Share Bonuses. Share bonuses are grants of unrestricted ordinary shares of the Company delivered to employees in lieu of cash annual incentive compensation. The Compensation Committee has the discretion to determine the amount, timing and recipients of any share bonuses.
Other Awards. The Compensation Committee may grant employees other equity incentive awards that are valued in whole or in part by reference to, or otherwise based on, ordinary shares.
The Compensation Committee has the authority to determine the recipients of the other equity incentive awards, the number of such awards to be granted and the terms and conditions of these awards. Other equity incentive awards must comply with applicable law and the provisions of the Plan, including restrictions on the exercise price and minimum vesting periods.
Effect of Change in Control. If a change in control of the Company (as defined in the Plan) occurs, the successor company assumes the outstanding equity incentive awards and an employee’s or director’s employment with the Company is terminated within 24 months following the change in control, then all outstanding equity incentive awards fully vest and become immediately exercisable in full at the date of termination of employment. If a change in control of the Company occurs and the successor company does not assume or substitute for the outstanding equity incentive awards, then all outstanding equity incentive awards fully vest and become immediately exercisable in full at the time of the change in control. The Compensation Committee may, for one or more of the individual participants in the Plan, further restrict the circumstances in which the outstanding equity incentive awards vest following a change in control.
Effect of Death or Disability. In the event an employee or director dies or becomes disabled while in the employ or serving as a director of the Company (or within 30 days of his or her departure from the Company other than for cause), all unvested equity incentive awards shall continue to vest for two years. In such event, the employee or director (or his or her successors, heirs or assigns) shall be able to exercise or convert all vested equity incentive awards for 27 months after the last day of service as an employee or director or until the equity incentive awards would otherwise expire, whichever comes first.
Effect of Retirement. In the event an employee reaches the age of 65 and has 5 or more years of service with the Company, all equity incentive awards which have not vested as of the date of such eligibility shall immediately vest. In such event, the employee shall be able to exercise such equity incentive awards for 12 months after the date the employee reaches retirement eligibility, or until the equity incentive awards would otherwise expire, whichever comes first.
Effect of Termination of Employment. In the event an employee’s or director’s service with the Company ends other than within the 24 months following a change in control or as a result of the employee’s or director’s death, disability or retirement, the employee’s or director’s unvested equity incentive awards will terminate immediately and the employee will have up to 90 days, and the director will have up to one year, following the end of his or her service with the Company to exercise any vested equity incentive awards.
Transferability of Awards. Unless otherwise provided by the Compensation Committee, equity incentive awards granted under the Plan may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except in the event of a recipient’s death, by will or the laws of descent and distribution.

Adjustment Provisions. In the event of a share dividend, share split, recapitalization, reorganization, amalgamation, merger, consolidation, combination, exchange, liquidation, spinoff, distribution to holders of Ordinary Shares other than a regular cash dividend or other change in the Company’s capital structure, the Compensation Committee shall make an adjustment or substitution as to the number, price or kind of ordinary shares or other consideration to be delivered upon conversion or exercise of outstanding equity incentive awards, and the aggregate number and class of securities available for issuance under the Plan. The Compensation Committee has the same adjustment right in the event there is a change in applicable laws or a change in circumstances which results in or would result in a substantial dilution or enlargement of the rights of the directors or employees participating under the Plan or interferes with the intended operation of the Plan.
Effective Date and Term of the Plan. The Plan became effective as of May 9, 2007. If approved by the Company’s shareholders, the proposed amendment to the Plan will become effective as of the date of such approval. The Plan will continue in effect until May 9, 2017, after which the Company will not issue any new equity incentive awards under the Plan.
Amendment or Termination of the Plan. The Board of Directors may at any time terminate the Plan, and, with the express written consent of the holder of an equity incentive award, the Compensation Committee may cancel or reduce or otherwise alter the recipient’s outstanding equity incentive awards. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, subject to approval of the Company’s shareholders as required by applicable regulation.
New Plan Benefits. To the extent that the number of eligible employees of the Company is subject to change and the Compensation Committee may determine the types of awards on an annual basis, the future benefits under the Plan are not determinable. Under the Plan, each non-employee director in office at the close of business on the date of each Annual General Meeting of Shareholders of the Company will be granted on such date either (i) options to purchase ordinary shares with an aggregate grant value of $70,000, a per option exercise price equal to the fair market value of one ordinary share on the date of the Annual General Meeting of Shareholders of the Company, a perpetual dividend rate equal to the most recent quarterly dividend (discounted to present value utilizing the current risk free rate of return) and the average volatility of the Company’s ordinary shares over the last 30 trading days or (ii) a number of restricted shares determined by dividing $70,000 by the fair market value of one ordinary share on the date of the Annual General Meeting of Shareholders of the Company, rounded downward to the nearest whole restricted share (in each case subject to adjustment for certain transactions). The determination as to whether restricted shares or options are to be granted will be made by the Compensation Committee on an annual basis. The Compensation Committee has not yet determined whether the grant scheduled to be made to non-employee directors on May 13, 2010 will take the form of restricted shares or stock options.
Federal Income Tax Consequences of the Plan
Set forth below is a discussion of certain United States federal income tax consequences with respect to equity incentive awards that may be granted pursuant to the Plan. The following discussion is a brief summary only and is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to non-employee directors or employees, referred to in this discussion as ‘‘holders,’’ participating in the Plan. For a complete statement of all relevant federal tax consequences, reference should be made to the Internal Revenue Code and the regulations and interpretations issued thereunder. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the Plan.

Nonqualified Stock Options. In general, no taxable income is realized by a holder upon the grant of a nonqualified stock option. However, under Section 83 of the Internal Revenue Code, the recipient may make a so-called ‘‘83(b)’’ election at the time of receipt of the equity incentive award to recognize taxable income at that time. Upon exercise of a nonqualified stock option, the holder generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares issued to the holder pursuant to the exercise of an option (‘‘Option Shares’’) at the time of exercise over the exercise price paid for the Option Shares.
In the event of a subsequent sale of Option Shares received upon the exercise of a nonqualified stock option, any appreciation after the date on which taxable income is realized by the holder in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the Option Shares over the director’s or employee’s basis in such Option Shares. The holder’s basis in the Option Shares will generally equal the amount paid for the Option Shares plus the amount included in ordinary income by the holder upon exercise of the nonqualified stock options. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.
Incentive Stock Options. In general an employee realizes no taxable income upon the grant or exercise of an incentive stock option. However, under Section 83 of the Internal Revenue Code, the recipient may make a so-called ‘‘83(b)’’ election at the time of receipt of the equity incentive award to recognize taxable income at that time. Furthermore, the exercise of an incentive stock option may result in an alternative minimum tax liability to the employee. With certain exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the employee (and a deduction to the Company) equal to the value of the ordinary shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the employee does not dispose of the shares until after the expiration of these one and two year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction. In general, an incentive stock option that is exercised by the employee more than three months after termination of employment is treated as a non-incentive stock option. Incentive stock options are also treated as non-incentive stock options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
Stock Appreciation Rights. In general, no taxable income is realized by an employee upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, the employee generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the cash received by the employee over the exercise price paid under the stock appreciation right. At the time the employee recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.
Restricted Shares, Restricted Share Units and Other Awards Subject to a Substantial Risk of Forfeiture. If ordinary shares subject to an equity incentive award are non-transferable and subject to a substantial risk of forfeiture, the holder generally will not recognize income (and the Company will not become entitled to a tax deduction) until the ordinary shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (a) the fair market value of the shares on the date income is recognized over (b) the amount, if any, paid for the ordinary shares by the holder. However, under Section 83 of the Internal Revenue Code, the recipient may make a so-called ‘‘83(b)’’ election at the time of receipt of the equity incentive award to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the holder.
Awards That Are Settled In Cash or In Shares That Are Not Subject to a Substantial Risk of Forfeiture. With respect to equity incentive awards that are settled either in cash or in ordinary shares that are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any ordinary shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the ordinary shares by the employee. The Company generally will be entitled to a tax deduction in the same amount.

Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. For this purpose, a covered employee means the Company’s chief executive officer and the Company’s four highest compensated officers (other than the chief executive officer). It is possible that compensation attributable to equity incentive awards under the plan to a covered employee, when combined with all other types of compensation received by the covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called ‘‘performance-based compensation,’’ are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and stock appreciation rights awarded under the Plan that have an exercise price or base amount not less than the fair market value of the ordinary shares on the grant date should qualify as performance-based compensation under the Plan. Compensation attributable to performance-based restricted shares and performance-based restricted share units has also been structured to qualify for the performance-based compensation exclusion to the $1 million deduction limitation. At this time, only certain of the Company’s subsidiaries are subject to taxation in the United States, and thus the Company does not have the ability to fully utilize the deduction of compensation paid to its employees, its U.S.-based subsidiaries are subject to taxation in the United States and hence are able to utilize the deductions as permitted under the rules of the Internal Revenue Service.
Withholding Payments. Upon the grant, exercise, release of restrictions or settlement of or in respect of an equity incentive award, the Company may be required to withhold U.S. federal income or employment tax on behalf of the holder holding the equity incentive award. In that case, the Compensation Committee may, in its discretion, permit the holder to satisfy the income or employment tax withholding obligations by (a) the payment of cash by the holder, (b) the holder electing to reduce the number of ordinary shares delivered upon conversion or exercise of an equity incentive award or (c) the director or employee electing to tender ordinary shares back to the Company.
Section 409A. Section 409A, added to the Internal Revenue Code at the end of 2004 by the American Jobs Creation Act of 2004, makes significant changes to the historic tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in income deferred being considered current income, along with interest and a significant tax penalty. Certain types of equity-based compensation are exempt from Section 409A. The tax discussion above assumes that the awards granted under the Plan are in fact exempt from Section 409A.
Accounting Treatment
Under FASB ASC Topic 718, Stock Compensation, the Company is required to measure the cost of employee services received in exchange for share-based payments, including stock options, stock appreciation rights, restricted share awards and restricted share units, in the financial statements based on the grant date fair value of the equity incentive award. For purposes of determining the amount of compensation cost to be recognized, the fair value of an equity incentive award at its grant date is estimated using various factors and assumptions that include the exercise price of the equity incentive award, the market price of the underlying ordinary shares, the expected term of the equity incentive award, the expected volatility of the Company’s ordinary shares and other factors. That cost will be recognized over the period during which an employee is required to provide service in exchange for the equity incentive award. No compensation cost is recognized by the Company if the employee does not render the requisite service and, therefore, the equity incentive award is forfeited prior to vesting.

BOARD OF DIRECTORS
Information Concerning Continuing Directors
Class I: Term Expires at the 2012 Annual General Meeting
Steven W. Carlsen, 53, has been a director since February 2006 and currently serves as a member of the Investment, Risk and Underwriting Committees of the Board. Mr. Carlsen’s biographical information and qualifications are included above under “Proposal No. 1 – Election of Directors – Election of Slate of Director Designees to Endurance Specialty Insurance Ltd.”
Kenneth J. LeStrange, 52, has been Chairman of the Board of the Company since June 2002 and was the Company’s President and Chief Executive Officer since its formation until his retirement from those positions on March 1, 2010. Mr. LeStrange will remain the Company’s Chairman of the Board until March 2, 2011. Mr. LeStrange has over twenty-eight years of experience in property and casualty underwriting. He has significant experience as a treaty and facultative underwriter and manager of treaty underwriting operations at Swiss Reinsurance Company and American Re Corporation. He began his underwriting career with Hartford Insurance Group and held several underwriting management positions at Swiss Re. During his tenure at American Re from 1986 to December 1997, he served as Executive Vice President of American Re and as President of its alternative market subsidiary, Am Re Managers, Inc., from 1989 to December 1997. In December 1997, he joined Aon Corporation as Chairman and CEO of its alternative market operations and was later named Chairman and CEO of Aon’s retail brokerage operations for the Americas. Mr. LeStrange remained with Aon until he joined the Company in 2001. Mr. LeStrange received a BA in both Economics and English from Colgate University. He has pursued graduate studies in Finance at New York University and Fordham University.
We believe Mr. LeStrange’s qualifications to serve as a director of Endurance include Mr. LeStrange’s previous service as the Company’s Chairman of the Board, President and Chief Executive Officer since its founding, as well his extensive industry knowledge and experience, which provide critical insight into the Company’s operations.
William J. Raver, 62, has been a director since May 2006 and currently serves on the Audit, Investment and Risk Committees of the Board. From July 2006 through January 2008, Mr. Raver served as the Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment Trust (“NRRIT”) where he led a twenty person staff, overseeing investment activity of the trust fund established by Federal legislation in 2001 to manage certain defined benefit retirement assets of the U.S. railway industry, then totaling $30 billion. From 1997 until he joined NRRIT in 2006, Mr. Raver was with Verizon Investment Management Corporation, most recently as Chief Operating Officer. In this role, he shared investment responsibility for $65 billion of Verizon retirement and savings plan assets and was the officer in charge of trust fund financial reporting and fiduciary functions. From 1994 to 1997, Mr. Raver was Senior Vice President, Chief Administrative Officer, and Director of Research at Evaluation Associates, an investment consulting firm. His earlier career includes senior level positions in corporate treasury with Young & Rubicam, Cadbury Schweppes, Stauffer Chemical and Avon Products. Mr. Raver currently serves on a number of investment advisory boards.
We believe Mr. Raver’s qualifications to serve as a director of Endurance include Mr. Raver’s extensive experience as an investment manager provides the Board and management valuable insight and guidance on managing the Company’s own investment portfolio and helps balance the industry experience of many of the other members of the Company’s Board.
Class III: Term Expires at the 2011 Annual General Meeting
William H. Bolinder, 66, has been a director since December 2001, Lead Director since November 2006 and currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Underwriting and Risk Committees of the Board. Mr. Bolinder’s biographical information and qualifications are included above under “Proposal No. 1 — Election of Directors — Election of Slate of Director Designees to Endurance Worldwide Holdings Limited.”

Brendan R. O’Neill, 61, has been a director since February 2005 and currently serves as Chairman of the Compensation Committee and as a member of the Audit and Risk Committees of the Board. Mr. O’Neill’s biographical information and qualifications are included above under “Proposal No. 1 – Election of Directors – Election of Slate of Director Designees to Endurance Worldwide Holdings Limited.”
Richard C. Perry, 55, has been a director since December 2001 and currently serves as Chairman of the Investment Committee and as a member of the Compensation and Nominating and Corporate Governance Committees of the Board. Mr. Perry co-founded Perry Capital in 1988 and the firm currently has approximately $7 billion under management. Prior to 1988, Mr. Perry worked in the equity arbitrage area of Goldman, Sachs & Co. He was also an adjunct associate professor at the Stern School of Business at New York University, where he taught a course in the finance department. He is also a member of the board of directors of Capital Business Credit LLC, Universal American Corp. and Northwest Investments LLC. He currently serves as a member of the boards of trustees of Facing History and Ourselves, Harlem Children’s Zone and the University of Pennsylvania. Mr. Perry served as a director of Sears Holdings Corporation from September 2005 to May 2009. On July 21, 2009, Perry Corp. settled an administrative proceeding brought by the U.S. Securities and Exchange Commission (“SEC”) pursuant to which, while neither admitting nor denying the charges, Perry Corp. agreed to the entry of a cease and desist order requiring future compliance with Section 13(d) under the Securities Exchange Act of 1934 and Rule 13d1 thereunder, a censure and payment of a $150,000 penalty. The order resolves an SEC inquiry into the acquisition of shares of Mylan Corporation in 2004. Additional information regarding the terms of the settlement can be found in SEC Administrative Proceeding Release No. 34-60351, dated July 21, 2009.
We believe Mr. Perry’s qualifications to serve as a director of Endurance include Mr. Perry’s familiarity with the Company, as a result of his long standing investment in the Company and length of service as a member of the Board, coupled with his extensive investment expertise.
Robert A. Spass, 54, has been a director since July 2002 and currently serves as a member of the Audit, Compensation, Nominating and Corporate Governance and Risk Committees of the Board. Mr. Spass is a Partner of Capital Z Partners, an investment firm he joined as a founding partner upon its formation in February 2007. He previously held similar positions at its predecessor firm, also named Capital Z Partners, which he joined as a founding partner in 1998. Prior to 1998, Mr. Spass was the Managing Partner and co-founder of Insurance Partners Advisors, L.P. Mr. Spass was also President and CEO of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior to joining International Insurance Investors, Mr. Spass was a Director of Investment Banking at Salomon Brothers with responsibility for corporate finance relationships with the insurance industry. He currently serves on the board of directors of Universal American Corp. and Lancashire Holdings Limited.
We believe Mr. Spass’ qualifications to serve as a director of Endurance include Mr. Spass’ background as an experienced insurance industry investor and his extensive knowledge of the capital markets, particularly as they relate to the insurance and reinsurance industry.
Board Leadership Structure
In November 2006, the independent directors of the Board determined that the interests of the Company and its shareholders would be best served by maintaining the joint Chairman and Chief Executive Officer roles. At that time, the independent directors of the Board also determined that the Company and its shareholders would benefit from the creation of a lead director role, to be selected by and from amongst the Board’s independent directors. As established by the independent directors of the Board, the Lead Director’s responsibilities are to:
•	preside at all executive sessions of the independent directors;
•	act as a liaison between the Chairman and Chief Executive Officer and the independent directors;

•	assist the Chairman and Chief Executive Officer in setting the Board agenda and the frequency of meetings;
•	communicate Board member feedback to the Chairman and Chief Executive Officer (other than the annual Chief Executive Officer performance evaluation, which remains the responsibility of the chairman of the Compensation Committee);
•	be available to respond to shareholder inquiries in the event the Chairman is unable to do so; and
•	perform such other duties as are requested by the Board.
William H. Bolinder was appointed as the Lead Director in November 2006. Mr. Bolinder was re-appointed as Lead Director by the independent directors of the Board concurrent with his re-election to the Board in May of 2008. Mr. Bolinder is scheduled to serve as Lead Director until the 2011 Annual General Meeting or his earlier resignation or removal.
On February 17, 2010, Mr. LeStrange notified the Company of his retirement from the roles of Chief Executive Officer and President of the Company, effective March 1, 2010, while continuing to serve as non-executive Chairman of the Board through March 2, 2011. As a result of Mr. LeStrange’s retirement, the Board determined to retain the position of Lead Director while also separating the roles of Chairman of the Board and Chief Executive Officer, appointing Mr. Cash to serve as the Company’s Chief Executive Officer and Mr. Jewett to serve as President.
Role of the Board of Directors in Risk Management
The Board has administered its risk oversight of the Company through quarterly joint meetings of the Audit Committee and Underwriting Committee members with members of senior management, including representatives from the Actuarial, Claims, Finance, Internal Audit, Investment, Legal and Underwriting functions within the organization. The Audit Committee and Underwriting Committee members reviewed with senior management the Company’s enterprise risk management framework, with the purpose of:
•	identifying and managing the risks that threaten the Company and its solvency;
•	optimizing the Company’s risk based capital position;
•	monitoring the Company’s risk adjusted returns on capital; and
•	reviewing with management the Company’s underwriting, investment and operational volatility.
The Audit Committee and Underwriting Committee members have reviewed with management the methods utilized by the Company to identify and quantify risks associated with the Company’s business and operations and the Company’s established risk tolerances. In particular, the Audit Committee and Underwriting Committee members have monitored the Company’s capital position relative to internal standards and the requirements of the Company’s regulators and rating agencies and the Company’s liquidity relative to internal standards, established based upon a series of stress cash outflow scenarios. In November of 2009, the Board of Directors formalized the quarterly meetings of the members of the Audit Committee and Underwriting Committee through the creation of the Risk Committee, which is described below under “Committees of the Board of Directors.”
In addition, the Compensation Committee, as well as the Board as a whole, has examined the Company’s compensation process for all employees and, along with management, believes the following factors assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our employees:
•	our approach to corporate and individual goal setting;
•	the delivery of variable levels of annual and long-term incentive compensation calibrated to variable levels of company and individual performance; and
•	the evaluation of performance results in light of the Company’s risk profile and performance against that risk profile.
For a more detailed discussion of the components and structure of our compensation programs please see the section captioned “Compensation Discussion and Analysis” below.

Committees of the Board of Directors
The Board of Directors presently has the following standing committees: Audit, Compensation, Investment, Nominating and Corporate Governance, Risk and Underwriting. Except for the Investment Committee, the Risk Committee and the Underwriting Committee, on which Mr. Carlsen serves, each of the standing committees of the Board of Directors is comprised entirely of independent directors, as determined by the Board of Directors in accordance with New York Stock Exchange corporate governance standards (the “NYSE Corporate Governance Standards”). Each of the standing committees operates under a written charter adopted by the Board of Directors which is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary.
Below is a description of the composition, activities and meeting information of each of the standing committees of the Board of Directors:
Audit Committee. The Audit Committee currently is comprised of Messrs. Baily, O’Neill, Raver and Spass and is chaired by Mr. Baily. The Board of Directors has determined that all members of the Audit Committee are financially literate and that Mr. Baily is an “audit committee financial expert” as defined under the rules of the U.S. Securities and Exchange Commission (the “SEC”). Shareholders should understand that this designation is an SEC disclosure requirement related to Mr. Baily’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Baily any duties, obligations or liability greater than are generally imposed upon him as a member of the Audit Committee and the Board and his designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other currently serving members of the Audit Committee and the Board may be considered financial experts, but the Board has not so designated them at this time.
The Audit Committee (i) reviews internal and external audit plans and findings, (ii) reviews accounting policies and controls, (iii) recommends the annual appointment of auditors, (iv) reviews risk management processes and (v) pre-approves the Company’s independent auditors’ audit and non-audit services. The Audit Committee held four meetings during 2009.
Compensation Committee. The Compensation Committee currently is comprised of Messrs. Barham, O’Neill, Perry and Spass and is chaired by Mr. O’Neill. The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual incentive compensation and long-term incentive plans. The Compensation Committee held four meetings during 2009.
Investment Committee. The Investment Committee currently is comprised of Messrs. Baily, Carlsen, Perry and Raver and is chaired by Mr. Perry. The Investment Committee establishes investment guidelines and supervises the Company’s investment activity. The Investment Committee regularly monitors the Company’s overall investment results, reviews compliance with the Company’s investment objectives and guidelines, and ultimately reports the overall investment results to the Board of Directors. The Investment Committee held four meetings during 2009.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently is comprised of Messrs. Barnes, Bolinder, Perry and Spass and is chaired by Mr. Bolinder. The Nominating and Corporate Governance Committee nominates candidates for positions on the Board of Directors and establishes and maintains the Company’s corporate governance policies. The Nominating and Corporate Governance Committee held four meetings during 2009.

Risk Committee. The Risk Committee was established at the November 2009 meeting of the Board and is currently comprised of all the members of the Audit and Underwriting Committees – Messrs. Baily, Barham, Barnes, Bolinder, Carlsen, O’Neill, Raver and Spass, and is co-chaired by Messrs. Baily and Barnes. The Risk Committee reviews and evaluates the Company’s risk management processes and procedures, as well as discusses, monitors and oversees the guidelines and policies that govern the process by which the Company assesses and manages exposure to risk. Prior to the establishment of the Risk Committee, the members of the Audit Committee and Underwriting Committee met informally four times during 2009 to discuss the Company’s risk management processes and procedures. For additional discussion regarding the Board’s role in the Company’s risk management process, please see “Role of the Board of Directors in Risk Management” above.
Underwriting Committee. The Underwriting Committee currently is comprised of Messrs. Barham, Barnes, Bolinder and Carlsen and is chaired by Mr. Barnes. The Underwriting Committee oversees the Company’s underwriting policies and approves any exceptions thereto. The Underwriting Committee held four meetings during 2009.
Director Nominee Process
In connection with each Annual General Meeting, and at such other times as it may become necessary to fill one or more seats on the Board of Directors, the Nominating and Corporate Governance Committee will consider in a timely fashion potential candidates for director that have been recommended by the Company’s directors, Chief Executive Officer (the “CEO”), other members of senior management and shareholders. The procedures for submitting shareholder nominations of individuals for election at the 2010 Annual General Meeting are explained below. The Nominating and Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential director candidates for its consideration. The Nominating and Corporate Governance Committee will meet as often as it deems necessary to narrow the list of potential candidates, review any materials provided in connection with potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of each candidate. During this process, the Nominating and Corporate Governance Committee also reports to and receives feedback from other members of the Board of Directors and meets with and considers feedback from the CEO and other members of senior management. Interviews of potential candidates for nomination are conducted by members of the Nominating and Corporate Governance Committee, other outside directors, the CEO and other members of senior management. The final candidate(s) are nominated by the Board of Directors for election by the shareholders or named by the Board of Directors to fill a vacancy.
Shareholders of the Company wishing to nominate one or more individuals for election as directors must provide written notice to the Company at its registered office: Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Wellesley House, 90 Pitts Bay Road, Pembroke HM08, Bermuda. Such notice of nomination for the 2010 Annual General Meeting of Shareholders must be received by the Company not later than November 25, 2010 and not earlier than October 26, 2010. Submissions should include:
(i)	the name and address, as it appears in the register of shareholders, of the shareholder who intends to make such nomination;
(ii)	a representation that the shareholder is a holder of record of shares entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination;
(iii)	the class and number of shares which are held by the shareholder;
(iv)	the name and address of each individual to be nominated;
(v)	any information relevant to a determination of whether the recommended candidate meets the criteria for Board of Directors membership described below;
(vi)	any information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred;

(vii)	all other information relating to the recommended candidate that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act including, without limitation, information regarding (1) the recommended candidate’s business experience, (2) the class and number of shares of capital stock of the Company, if any, that are beneficially owned by the recommended candidate and (3) material relationships or transactions, if any, between the recommended candidate and the Company’s management;
(viii)	a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder;
(ix)	a description of all material personal and business relationships between the shareholder and any such nominee during the preceding ten (10) years;
(x)	such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;
(xi)	if the recommending shareholder(s) has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the SEC’s rules;
(xii)	the signed consent of any such nominee to serve as a director, if so elected; and
(xiii)	the certification of any such nominee as to the accuracy and completeness of the information provided in such submission.
Director Qualifications
The Nominating and Corporate Governance Committee seeks candidates for the Board of Directors who possess personal characteristics consistent with those who:
•	have demonstrated high ethical standards and integrity in their personal and professional dealings;
•	possess high intelligence and wisdom;
•	are financially literate (i.e., who know how to read a balance sheet, an income statement, and a cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance);
•	ask for and use information to make informed judgments and assessments;
•	approach others assertively, responsibly, and supportively, and who are willing to raise tough questions in a manner that encourages open discussion; and/or
•	have a history of achievements that reflect high standards for themselves and others, while retaining the flexibility to select those candidates whom it believes will best contribute to the overall performance of the Board of Directors.
In addition, The Nominating and Corporate Governance Committee seeks candidates for the Board of Directors who have one or more of the following attributes:
•	a record of making good business decisions;
•	an understanding of management “best practices”;
•	relevant industry-specific or other specialized knowledge;
•	a history of motivating high-performing talent; and
•	the skills and experience to provide strategic and management oversight, and to help maximize the long-term value of the Company for its shareholders.

In evaluating any potential candidate, the Nominating and Corporate Governance Committee considers the following factors:
•	independence and potential conflict issues;
•	whether any candidate has special interests that would impair his or her ability to effectively represent the interests of all shareholders;
•	the candidates’ current occupations and the number of other boards of directors on which they serve in determining whether they would have the ability to devote sufficient time to carry out their duties as directors; and
•	the candidates’ contribution to a heterogeneous Board of Directors whose attributes are diverse in viewpoint, professional experience, education, skill and other individual qualities.
The composition of the current Board includes directors with diverse backgrounds, including seasoned insurance and reinsurance industry executives, investment management veterans, investment professionals, financial experts and those with significant experience operating global enterprises at the executive level, as well as our current and former Chief Executive Officer and President.
In the case of current directors being considered for renomination, the Nominating and Corporate Governance Committee will also consider the director’s history of attendance at Board of Directors and committee meetings, the director’s tenure as a member of the Board of Directors and the director’s preparation for and participation in such meetings.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Board has adopted Corporate Governance Guidelines to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interests of the Company’s shareholders. The Company’s Corporate Governance Guidelines outline the responsibilities, operations, qualifications and composition of the Board of Directors and embody many of our practices, policies and procedures, which are the foundation of our commitment to the highest standards of corporate governance. The Corporate Governance Guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and revised as necessary to continue to reflect improvements in our corporate governance standards.
The Board has adopted a Code of Business Conduct and Ethics that outlines the principles, policies, rules, regulations and laws that govern the activities of the Company and its employees, directors, and consultants and establishes guidelines for professional conduct in the workplace. Every employee is required to read and follow the Code of Business Conduct and Ethics. Any required amendment to, or waivers of, a provision of the Code of Business Conduct and Ethics for our directors and executive officers may be made only by our Board or the Nominating and Corporate Governance Committee and will be promptly disclosed to shareholders in accordance with the listing standards of the New York Stock Exchange and the rules and regulations of the SEC.
Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.endurance.bm. Click on “Investor Relations,” then click on “Corporate Governance” and then “Corporate Governance Guidelines” or “Code of Business Conduct and Ethics.”
On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, the Chairman of the Audit Committee and the Company’s General Counsel are charged with resolving any conflict of interest involving any member of the Board or employee of the Company. In addition, we require that each employee of the Company certify annually their compliance with the Company’s Code of Business Conduct and Ethics.

Review and Approval of Transactions with Related Persons
The Board has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding shares). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Company’s proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).
Policy
•	Related person transactions must be approved by the Board or by a Committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board or Committee will consider all relevant factors, including as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.
•	The Board or relevant committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.
Procedures
•	Management or the affected director or executive officer will bring the matter to the attention of the Chairman of the Board, the Lead Director, the Chairperson of the Nominating and Corporate Governance Committee or the Secretary.
•	The Chairman of the Board and the Lead Director shall jointly determine (or if either is involved in the transaction, the other shall determine in consultation with the Chairperson of the Nominating and Corporate Governance Committee) whether the matter should be considered by the Board or by one of its existing Committees consisting only of independent directors.
•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.
•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.
•	The Board or relevant committee will review the transactions annually to determine whether it continues to be in the Company’s best interests.
Board of Director and Committee Designations under the Amended and Restated Shareholders Agreement
Pursuant to the terms of the Company’s amended and restated shareholders agreement, Perry Capital, one of the Company’s founding investors, has designated Richard C. Perry, the President and Chief Executive Officer of Perry Capital for nomination for election to the Company’s Board of Directors and to serve on the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Perry was subsequently elected as a director and serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee, and as the Chairman of the Investment Committee.

Communication with Directors
Shareholders and other interested parties may contact any Endurance director, including non-management directors, by writing to them at Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Wellesley House, 90 Pitts Bay Road, Pembroke HM08, Bermuda. You may report complaints about Endurance’s accounting, internal accounting controls or auditing matters or communicate any other comments, questions or concerns. Complaints relating to Endurance’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee and may also be reported by accessing MySafeWorkplace, a third party, anonymous and confidential incident reporting system at www.mysafeworkplace.com. All comments, complaints and concerns will be received and processed by the Chairman of the Audit Committee and Endurance’s Secretary.
Attendance at Meetings by Directors
The Board of Directors conducts its business through its meetings and meetings of its committees. Each director is expected to attend each of the Company’s regularly scheduled meetings of the Board of Directors and its constituent committees on which that director serves and the Company’s Annual General Meeting of Shareholders. Four meetings of the Board of Directors were held in 2009. All of the Company’s directors during 2009 attended 75% or more of the aggregate of the meetings of the Board of Directors and the meetings of the committees on which they served. Nine of the Company’s ten continuing directors attended the Company’s 2009 Annual General Meeting of Shareholders.
Director Independence
Under the NYSE Corporate Governance Standards, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as defined in the NYSE Corporate Governance Standards and if the Board of Directors has affirmatively determined that the director has no material relationship with the Company, either directly or as a shareholder, officer or employee of an organization that has a relationship with the Company that meets the standards as set forth by the NYSE and the Company. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.
Categorical Standards. To assist it in making its independence determinations, the Board of Directors has adopted categorical standards as set forth in the NYSE Corporate Governance Standards that it applies in determining the independence of each director. The Board of Directors also makes its determinations based on all relevant facts and circumstances. These categorical standards used in making determinations of independence state that:
1.	A director who is an employee, or whose immediate family member is an executive officer, of the Company or its affiliates is not independent until three years after the end of such employment relationship.
2.	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or its affiliates, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.
3.	A director who (i) is a current partner or employee of a firm that is the company’s internal or external auditor; or (ii) has an immediate family member who is a current partner of such a firm; or (iii) has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) is or has an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

4.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.
5.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.
Independence Determination. The Board of Directors has determined, in accordance with the NYSE Corporate Governance Standards, that all of the members of the Board of Directors and nominees for director, other than William M. Jewett, Steven W. Carlsen, David S. Cash and Kenneth J. LeStrange, are independent and have no material relationships with the Company.
Compensation of Directors
During 2009, the Company provided its non-employee directors with the following cash compensation:
•	a base annual retainer fee of $70,000 per annum;
•	an additional retainer fee of $7,500 per annum for the Chairpersons of committees (other than the Chairperson of the Audit Committee);
•	an additional retainer fee of $17,500 per annum for the Chairperson of the Audit Committee;
•	an additional retainer fee of $30,000 per annum for the Lead Director; and
•	reimbursement for usual and customary travel expenses.
In addition to cash compensation, the Company delivers to its non-employee directors on the date of each Annual General Meeting equity incentive compensation in the form of stock options or restricted shares valued at $70,000, with the number of options or restricted shares to be determined by either the Black-Scholes method or division by the fair market value of the Company’s ordinary shares on the date of grant, as applicable. In 2009, each non-employee director was granted 2,686 restricted shares, which were issued under the Company’s 2007 Equity Incentive Plan. The restricted shares granted to non-employee directors will vest on the one year anniversary of the grant date and are paid dividends when, as and if declared and paid by the Company during the one year restricted period.
The following table sets forth, for the year ended December 31, 2009, the compensation for services to the Company by each of its non-employee directors.

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)	($) (1)	($)	($)	Earnings ($)	($) (2)	Total ($)
John T. Baily	87,500	69,997	—	—	—	2,512	160,009
Norman Barham	70,000	69,997	—	—	—	2,512	142,509
Galen R. Barnes	77,500	69,997	—	—	—	2,512	150,009
William H. Bolinder	105,625	69,997	—	—	—	2,512	178,134
Steven W. Carlsen	70,000	113,756	—	—	—	4,653	188,409
Brendan R. O’Neill	77,500	69,997	—	—	—	2,512	150,009
Richard C. Perry	77,500	69,997	—	—	—	2,512	150,009
William J. Raver	70,000	69,997	—	—	—	2,512	142,509
Robert A. Spass	70,000	69,997	—	—	—	2,512	142,509

(1)	Amounts represent the grant date fair value with respect to restricted shares granted in 2009. At the time of our 2009 Annual General Meeting of Shareholders, held on May 14, 2009, the Company granted 2,686 restricted shares to each of our non-employee directors. The estimated grant date fair value of each restricted share award was $69,997, which we calculated using the closing market price of our ordinary shares on the date of grant ($26.06). The 2,686 restricted shares will vest and become unrestricted ordinary shares on May 14, 2010. Dividends paid on the restricted shares during 2009 are included in the All Other Compensation column. As a current director and former employee of the Company, Mr. Carlsen received the following restricted shares and restricted share units in 2009:

			Grant Date Fair
		Number of Stock	Value of Stock
Grant Date	Award Type	Awards Outstanding	Awards($)
3/31/2009	Restricted Share Unit	877	21,872
5/14/2009	Restricted Share	2,686	69,997
6/30/2009	Restricted Share Unit	747	21,887

For additional information regarding the restricted share units and restricted shares, see Note 14 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	Each director also received dividends on the restricted shares, the value of which is reflected in this column. Directors’ reimbursements for out of pocket expenses incurred in connection with their services to the Company are not listed in this column.
As employees of the Company, Messrs. Cash and Jewett, if elected to the Board, will not receive any additional compensation for their service as directors of the Company.
Prior to his retirement on March 1, 2010, Mr. LeStrange served as a director and as an employee of the Company, and therefore received no additional compensation for his service as a director and Chairman of the Board of the Company. On February 26, 2010, Mr. LeStrange entered into a new employment with the Company for his service as non-executive Chairman of the Board of Directors for a one year period beginning on March 1, 2010 for a base salary of $350,000. On March 1, 2010, Mr. LeStrange received a grant of annual incentive compensation and of restricted shares in accordance with the Company’s annual and long-term incentive plans, but will no longer be eligible for such incentive compensation after March 1, 2010. All restricted shares previously granted to Mr. LeStrange prior to March 1, 2010 will continue to vest in accordance with their original vesting schedule through March 2, 2011. Any unvested restricted shares will lapse upon Mr. LeStrange’s departure from the employ of the Company on March 2, 2011. Mr. LeStrange will also be entitled to certain of the benefits included in his existing employment agreement, including reimbursement for certain housing and commuting expenses and related tax-gross ups, continued participation in the Company’s 401(k) plan, continued health, dental, vision and life insurance benefits and indemnification and liability insurance.
Mr. LeStrange will also be subject to the non-competition and non-solicitation provisions included in his current employment agreement through March 2, 2011 and will be subject to a non-competition provision for four months following his departure from the role of Chairman of the Board and a non-solicitation agreement for one year following his departure from the role of Chairman of the Board.

In the event of separation of Mr. LeStrange’s service from the Board prior to March 2, 2011, he will be entitled to severance which, depending upon the circumstances of the his separation, may include accrued base salary through the date of separation, additional base salary, payments in lieu of unvested long-term incentive compensation, a continuation of medical and life insurance benefits for up to one year, accrued and unpaid vacation days, reimbursement of business, tax preparation and housing expenses and other employee benefits to which employees of the Company are generally entitled.
Concurrent with the execution of the employment agreement, the Company entered into a new indemnification agreement with Mr. LeStrange which provides that the Company will indemnify Mr. LeStrange to the full extent permitted by Bermuda law. In addition, the indemnification agreement provides for the reimbursement by the Company of Mr. LeStrange’s expenses related to the defense of claims arising from the executive’s services as a director, officer, employee, agent or fiduciary of the Company. In the event indemnification is unavailable to Mr. LeStrange, the indemnification agreement specifies contribution. Under the indemnification agreement, Mr. LeStrange’s right to indemnification is terminated in the event the claim arises from Mr. LeStrange’s fraud or dishonesty in relation to the Company. In addition, Mr. LeStrange’s right of indemnification is limited where payment is to be made from another source, where indemnification is prohibited by law or where the claim arises as a result of liability under Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended.
The indemnification agreement also specifies the minimum levels of directors’ and officers’ liability insurance to be purchased by the Company, the procedure for the determination of Mr. LeStrange’s entitlement to indemnification by the Company and the procedures to be followed in connection with the defense of third party claims subject to indemnification.
MANAGEMENT
Biographies of the current executive officers of the Company are set forth below.
Michael E. Angelina, 43, joined Endurance as its Chief Actuary in June 2005 and currently serves as the Company’s Chief Actuary/Chief Risk Officer. Mr. Angelina is an Associate of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Angelina graduated from Drexel University with a B.S. in Mathematics and began his actuarial career with CIGNA in the workers’ compensation and actuarial research units. Mr. Angelina then joined Tillinghast in 1988 where he participated in the development of Tillinghast’s excess of loss pricing system and its Global Loss Distributions initiative, as well as numerous client assignments, with a focus on reinsurance companies. Mr. Angelina worked for one year for Reliance Reinsurance Corp. as a Vice President and Actuary prior to returning to Tillinghast in 2000. Mr. Angelina is the co-author of Tillinghast’s industry-wide asbestos actuarial study and participated in the development of the 2003 FAIR Act (proposed Federal asbestos legislation).
David S. Cash, 45, has been Chief Executive Officer of Endurance since March 1, 2010. Mr. Cash’s biographical information is included above under “Proposal No. 1 — Election of Directors — Election of Endurance Directors.”
John V. Del Col, 48, has been the Company’s General Counsel and Secretary since January 2003 and Executive Vice President, Acquisitions since February 2007. From October 1999 until January 2003, Mr. Del Col served as Executive Vice President, General Counsel, and Secretary of Trenwick Group Ltd. and its predecessor company, Trenwick Group Inc., a property and casualty reinsurer. Mr. Del Col was Vice President, General Counsel, and Secretary of Chartwell Re Corporation, a property and casualty reinsurer, from January 1998 until its merger with and into Trenwick Group Inc. in October 1999. From July 1994 until December 1997, Mr. Del Col was the Deputy General Counsel and Assistant Secretary at MeesPierson Holdings Inc., a Dutch merchant bank. From November 1991 until July 1994, Mr. Del Col was an associate in the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. Prior thereto, Mr. Del Col was an associate in the law firm of Sullivan & Cromwell.

Michael P. Fujii, 55, has been President and Chief Executive Officer, Worldwide Insurance since February 2007 and President and Chief Executive Officer of Endurance’s U.S. Insurance Operations from October 2004 until relocating to Endurance Bermuda in 2008. Mr. Fujii has focused the past 30 years in the specialty lines property and casualty insurance industry. Prior to joining Endurance, he served as President and CEO of Great American Custom Insurance Services, Inc. from 1992 to 2004. Prior to Great American, Mr. Fujii spent eleven years with the CIGNA Insurance Companies, serving as President of CIGNA Excess & Surplus Insurance Co. and earlier as Vice President and Chief Financial Officer of CIGNA’s Excess & Surplus Division. A graduate of Loyola University, Los Angeles, California, Mr. Fujii is a member of the American Institute of Certified Public Accountants and the California Society of CPAs.
William M. Jewett, 52, has been President of the Company since March 1, 2010. Mr. Jewett’s biographical information is listed above under “Proposal No. 1 – Election of Directors – Election of Endurance Directors.”
Catherine A. Kalaydjian, 51, was named Chief Claims Officer of Endurance as of March 2007. She joined Endurance in August 2003 as Head of Claims for the U.S. reinsurance operations. Ms. Kalaydjian joined Endurance from QBE the Americas, where she was the Senior Vice President, Head of Claims for both the North and South America operations. Prior to joining QBE in 1997, Ms. Kalaydjian spent ten years as the senior claims officer and a Director of Resolute Management Corp., a wholly owned subsidiary of Berkshire Hathaway. She started her primary career with GAB Business Services and was the Excess Surplus Lines Claim Manager at Integrity Insurance Company. Ms. Kalaydjian is very active in leadership roles in industry organizations and is a past President of the Excess/Surplus Lines Claims Association and a past President of APIW (Association of Professional Insurance Women). Ms. Kalaydjian holds a B.A. cum laude, in Marketing Management from Siena College, Loudonville, NY.
Michael J. McGuire, 37, has been Chief Financial Officer since January 2006. Mr. McGuire joined Endurance in 2003 to lead its external reporting, treasury and Sarbanes-Oxley compliance initiatives. Mr. McGuire came to Endurance from Deloitte & Touche LLP where he spent over nine years working in a variety of audit and advisory roles in the United States, Bermuda and Europe. In his last role at Deloitte & Touche, Mr. McGuire served as a senior manager in their merger and acquisition advisory practice, providing transaction accounting, structuring and due diligence services to private equity and strategic investors. Mr. McGuire is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.
John L. O’Connor, 47, has been President and Chief Operating Officer of Endurance Services Limited since October 2004. Mr. O’Connor came to Endurance with nearly 20 years of consulting and public accounting experience, most recently as a Partner in Accenture’s Financial Services Practice, responsible for Insurance Solutions in North America, including underwriting, claims, policy management, reinsurance, billing and other related solutions. Mr. O’Connor joined Arthur Andersen, Accenture’s former parent organization, in 1985, as an auditor. A graduate of Fairfield University (BS, Accounting), Mr. O’Connor is a Certified Public Accountant and a Fellow of the Life Management Institute.
Mark Silverstein, 47, has been Chief Investment Officer of Endurance Services Limited since August 2005. Mr. Silverstein has 24 years of professional experience in investments, and has focused on fixed income investments throughout his career. He began his career in 1985 in Fixed Income Research with Credit Suisse First Boston. In 1991, Mr. Silverstein joined BEA Associates, an investment firm, as Vice President, Fixed Income Portfolio Manager. BEA was later acquired by Credit Suisse Asset Management where Mr. Silverstein became Managing Director, Fixed Income Portfolio Manager. His responsibilities included managing U.S. and global core fixed income portfolios with $4.5 billion in assets. Most recently, Mr. Silverstein was an Executive Vice president at XL Investment Management (USA), LLC. In this capacity, he led the Structured and Spread Asset Group, which managed $13 billion in assets. Mr. Silverstein holds a B.S. in Urban Studies from Cornell University and an M.B.A. in Finance from the University of Chicago.

COMPENSATION DISCUSSION AND ANALYSIS
Objectives of the Company’s Compensation Programs
The Company’s compensation policies are designed with the goal of maximizing shareholder value over the long term in a manner consistent with the Company’s risk parameters. In order to accomplish this objective, the Company believes that it must attract, motivate and retain the talented individuals at all levels of the organization needed to lead and grow the Company’s businesses. To that end, the Compensation Committee has based its compensation program for the Company’s employees on the following principles:
•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.
•	Compensation should be based on the level of job responsibility. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance, because they are more likely to affect the Company’s results. In addition, a greater portion of more senior employees’ pay should be variable (such as annual incentive and long-term incentive compensation) rather than fixed (such as base salary).
•	Compensation should reward performance. Top tier individual and Company performance, measured on both an absolute and relative basis, should result in top-tier compensation. Where individual and/or Company performance lags absolute and relative objectives, compensation should deliver lower-tier compensation.
•	Compensation should be linked to achievement. To be effective, the Company’s compensation program should enable employees to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its performance goals.
•	Compensation should reflect the means by which performance is achieved. To ensure the Company’s performance is attained by means encompassed by the Company’s risk parameters, the Company’s compensation program permits adjustment upward or downward in its variable compensation elements prior to earn out at the discretion of the Compensation Committee.
•	Compensation should foster the long-term focus required for success in the insurance and reinsurance industries. Employees at higher levels in the Company receive an increasing proportion of their compensation in the form of equity incentives which vest over time because they are in a position to have a greater influence on longer-term results.
Roles of the Participants in the Company’s Compensation Process
The Compensation Committee. The Compensation Committee, which is comprised exclusively of independent members of the Board, sets the Company’s compensation policies and is charged with all compensation actions related to the Company’s Chief Executive Officer and senior executives. The Committee’s complete roles and responsibilities are set forth in its written charter adopted by the Board of Directors, which can be found at www.endurance.bm. Click on “Investor Relations,” then click on “Corporate Governance” and then “Compensation Committee Charter.”
The Compensation Consultant. To assist the Compensation Committee in accomplishing its goals, the Compensation Committee has retained F. W. Cook & Co., Inc. (“F.W. Cook”) as its independent compensation consultant. F.W. Cook reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee generally relies on F.W. Cook to provide it with comparison group benchmarking data and information as to market practices and trends, and to review the Compensation Committee’s proposed compensation policies. F.W. Cook does not make specific base salary and/or annual or long-term incentive award recommendations, although it does provide award ranges for the Compensation Committee to consider. In fiscal 2009, the consulting services provided by F.W. Cook also included providing advice to the Compensation Committee and management in connection with the amendment of our 2007 Equity Incentive Plan, reviewing the composition of the peer group of companies the Company uses for benchmarking purposes and recommending changes to the Company’s compensation plans and practices, and providing market information regarding general compensation practices. F.W. Cook attends Compensation Committee meetings as requested by the Compensation Committee.

Company Management. Our Chief Executive Officer and the Company’s Global Human Resources Officer, working with internal resources, design our compensation programs and recommend modifications to existing or the adoption of new compensation plans and programs. In addition, our Chief Executive Officer recommends to the Compensation Committee the performance metrics used to determine payouts under our annual- and long-term incentive compensation programs, and each executive officer’s individual performance goals are jointly developed by the executive and the Chief Executive Officer.
Before the Compensation Committee makes compensation decisions, the Chief Executive Officer provides his assessment of each executive officer’s performance, other than his own, addressing such factors as the officer’s achievement of individual goals, leadership accomplishments, contribution to the Company’s performance and the achievement of Company goals, areas of strength and areas for development. He then makes specific annual and long-term incentive award recommendations. In preparing compensation recommendations for the Compensation Committee, our Chief Executive Officer and Global Human Resources Officer and other internal resources review compensation and survey data compiled for the Compensation Committee by F. W. Cook for similarly-situated executives at our peer group of companies. Our Chief Executive Officer attends Compensation Committee meetings but is not present for, and does not participate in, the discussions concerning his own compensation. Decisions relating to the compensation of our executive officers are made solely by the Compensation Committee and reported to the full Board of Directors.
The Company’s Compensation Process
The Compensation Committee met in executive session in February 2010 to review the Company’s performance and the performance of the Chief Executive Officer, the other executive officers named in the Summary Compensation Table below (collectively, the “Named Executive Officers”) and the Company’s other senior executives. The Compensation Committee advised the Board of Directors with respect to all compensation determinations for these executives. Further, the Compensation Committee regularly updates the Board on key compensation matters.
The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:
•	Establishment of Company and Individual Objectives. The Compensation Committee believes the establishment of clear and measurable objectives for the Company and its individual employees is of paramount importance in the creation of a compensation program which meets the goal of maximizing shareholder value over the long term in a manner which remains within the Company’s risk tolerances. To that end, the Compensation Committee establishes at the beginning of each year a set of financial targets, including an operating return on average equity target, based upon the Company’s budget and financial plan and risk tolerances presented to and approved by the Board. In addition, the Compensation Committee creates with the Chief Executive Officer a set of specific individual job objectives for the upcoming year designed to facilitate the Company meeting its budgeted financial targets. In turn, the Chief Executive Officer utilizes the individual job objectives established by the Compensation Committee for the purpose of creating the individual job objectives for the executives who report to the Chief Executive Officer — a process which is then repeated throughout the organization. Individual job objectives vary by each executive’s seniority and functional role within the organization, but generally include the following:
•	achievement of financial goals in the Company’s budget, as approved by the Board, within applicable risk management parameters;
•	management of underwriting, operational and investment risks within established guidelines;

•	development of leadership and management capabilities of the Company;
•	application of capital allocation process with the goal of maximizing the Company’s risk adjusted rate of return;
•	implementation of the Company’s strategic plan; and
•	compliance at a high level with applicable law, regulations and corporate governance standards.
By linking compensation to clear and measurable Company and individual objectives shared by each employee in the Company, the Compensation Committee endeavors to establish the Company’s compensation program as a forward-looking incentive program which elicits the desired and coordinated efforts of the Company’s management and employees, rather than a backward-looking rewards program, with no effective link to the desired behaviors of the Company’s management and employees.
•	Assessment of Company Performance. At the end of each year, the Compensation Committee assesses the Company’s performance against its corporate objectives. In order to assess the Company’s performance over the past year, the Compensation Committee reviews both the Company’s absolute and relative performance and the Company’s compliance with its established risk parameters.
•	Absolute Company Performance. The Compensation Committee considers the Company’s performance over the past year, relative to the Company’s budget presented to the Board at the commencement of the year. The Compensation Committee reviews all aspects of the Company’s actual performance versus budget, with particular emphasis on the Company’s actual versus budgeted operating return on average equity and the Company’s compliance with its established risk parameters. For the determination of long-term incentive compensation commencing with the 2010 performance year, the Compensation Committee has determined to utilize a three year rolling average for the purpose of assessing absolute company performance. The Compensation Committee believes a three year rolling average will reduce year-to-year volatility in long-term incentive compensation and better align management and long-term shareholder objectives. Annual incentive compensation will continue to be determined based on absolute company performance over the past year. For the 2009 performance year, long-term incentive compensation was determined based on absolute company performance over the past year.
•	Relative Company Performance. The Compensation Committee also reviews the Company’s performance over the past year relative to a peer group of Bermuda-based insurance and reinsurance companies. The companies included in the peer group considered by the Compensation Committee are:
•	Allied World Assurance Company Limited

•	Arch Capital Group Ltd.

•	Axis Capital Holdings Limited

•	Everest Re Group, Ltd.

•	Max Re Capital Ltd.

•	Montpelier Re Holdings Ltd.

•	PartnerRe Ltd.

•	Platinum Underwriters Holdings, Ltd.

•	RenaissanceRe Holdings Ltd.

•	Transatlantic Holdings, Inc.
The Compensation Committee measures the relative change in book value per share plus dividends paid to ordinary shareholders of the Company and its peers, believing that change in book value per shares plus dividends paid to ordinary shareholders represents the most effective measurement of performance in the business in which the Company operates.
In determining the Company’s overall performance, the Compensation Committee ascribes a 65% weight to the Company’s absolute performance versus budget and a 35% weight to the Company’s performance relative to its peers, but reserves the right to adjust the performance weighting and to take into account alternative measures of Company performance for a given year.

•	Assessment of Individual Performance. At the conclusion of each year, the non-management directors complete a written evaluation of the Chief Executive Officer’s performance for the past year. The written evaluation includes an assessment of the Chief Executive Officer’s performance against his previously established performance objectives, as well as the Chief Executive Officer’s performance in respect of a set of core competencies identified as essential for executives occupying senior leadership positions within the Company. The written evaluation also includes an opportunity for director input on the Chief Executive Officer’s strengths and developmental needs. The results of the written evaluation are shared by the Board with the Chief Executive Officer. A similar written evaluation and review is utilized by the Chief Executive Officer for the senior executives and by managers for each other employee throughout the Company.

In determining the level of annual incentive compensation and salary merit increase, the Compensation Committee ascribes a variable weight to individual performance versus Company performance. The Compensation Committee believes that the more senior the executive is within the Company, the greater ability that executive has to influence the Company’s overall performance. The proportional split between individual performance and Company performance ranges from 100% individual performance for administrative level employees to 100% Company performance for the Company’s Chief Executive Officer. The Compensation Committee reserves the right to adjust the relative weighting of individual and Company performance and to take into account alternative measures of performance for a given year or for specific individuals, including the Chief Executive Officer.
•	Risk Assessment. We believe our approach to corporate and individual goal setting, delivery of variable levels of annual and long-term incentive compensation calibrated to variable levels of company and individual performance, and evaluation of performance results in light of the Company’s risk profile and performance against that risk profile assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe we have allocated our compensation among base salary and annual and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, with respect to our incentive compensation programs, the metrics that determine payouts for our executive officers are Company-wide metrics only. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and our shareholders as a whole. The use of restricted shares, rather than options or other equity award instruments containing a greater degree of inherent leverage also mitigates risk in our compensation program. Finally, the multi-year vesting of our long-term awards and our share ownership guidelines properly account for the time horizon of risk.
•	Peer Compensation Comparison. The Compensation Committee believes proper execution of the Company’s strategic and tactical business plans requires employees who have the knowledge and talent which is unique to the specialized insurance and reinsurance business lines in which the Company participates and, as a result, the Company must compete with its peer companies for talent. In order to compare the Company’s compensation program to its peers, the Compensation Committee reviews publicly available peer group proxy data, as well as the data available from industry compensation surveys. The Compensation Committee compares compensation programs generally, as well as the compensation of individual executives to the extent sufficient data exists to make the comparison meaningful. The Compensation Committee utilizes peer group data primarily to ensure that the Company’s compensation program as a whole is competitive, meaning generally between the 25th and 75th percentile of comparative pay of the Company’s peers for commensurate performance. To the extent sufficient competitive data is available, the Compensation Committee targets compensation for the Chief Executive Officer and senior executives during a year in which both the Company and individual have met or exceeded performance targets at the 75th percentile of comparative pay. The Company’s performance targets are calibrated to be in the 65th to 75th percentile of the Company’s peers.

•	Total Compensation Review. The Compensation Committee reviews the base pay, annual incentive compensation, equity incentive compensation of the Chief Executive Officer and the Company’s senior executives. In addition, the Compensation Committee reviews all other compensation elements, including non-equity incentive plan compensation, deferred compensation and perquisites for the Company’s Chief Executive Officer and the Company’s most senior executive officers. The Compensation Committee also reviews the Company’s contractual obligations to its senior executives in the event of a change in control of the Company or an employment termination event. Following its review of these compensation elements at its meeting in February 2010, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate.
Elements of the Company’s Compensation Program
The Company’s compensation program combines four elements: (i) base salary; (ii) annual incentive compensation; (iii) long-term incentive compensation and (iv) a package of employee benefits. The following is a discussion of the Compensation Committee’s considerations in establishing each of the compensation components for the Company’s Named Executive Officers.
Base Salary. Base salary is the guaranteed element of the Company’s compensation structure and is paid to its employees for ongoing performance throughout the year. Base salaries for the Company’s executives are targeted at the median of base salaries paid for similar positions at a comparative group of companies. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, specific job responsibilities and length of time in their current position. As used in this discussion, base salary refers to the annual base salary rate as of the end of the applicable year. In setting base salaries for 2009, the Compensation Committee considered the following factors:
•	The Company’s Merit Increase Budget. The Company’s overall budget for base salary increases for 2009 was determined based upon industry compensation surveys in the applicable markets in which the Company operates.
•	Internal Differences in Positions. The Company’s base salaries differ based upon the job level of a given employee and the seniority of the employee occupying that position.
•	Individual Performance. Salary increases for the Company’s employees may be greater than or less than the average budgeted salary increase based upon that employee’s individual performance during the year.
On March 11, 2009, at Mr. LeStrange’s request, Mr. LeStrange and the Company amended Mr. LeStrange’s employment agreement to reduce his 2009 base salary from $1,000,000 to $900,000 per year. Mr. LeStrange’s base salary remained unchanged at $900,000 per year for the remainder of 2009. Effective March 1, 2010, Mr. LeStrange resigned from his position as Chief Executive Officer and President of the Company. Mr. LeStrange will remain Chairman of the Board of Directors through March 2, 2011. The terms under which Mr. LeStrange will serve as non-executive Chairman of the Board are set forth above under the caption “Compensation of Directors.” The average base salary at December 31, 2009 for the Named Executive Officers, other than Messrs. LeStrange and Cash, was unchanged from the average base salary at December 31, 2008 for such Named Executive Officers. Each of the Named Executive Officers agreed to voluntarily forgo any increase in their base salary in March of 2009. Mr. Cash’s base salary was increased in September 2009 in connection with the renewal of his employment agreement.

Annual Incentive Compensation. Our annual incentive compensation program supports our corporate strategy by linking a significant portion of our employees’ total annual cash compensation to the achievement of critical business goals on an annual basis. All of our salaried employees, including our Named Executive Officers, are eligible to earn annual incentive compensation. Annual incentive compensation is paid in March for the prior year’s performance and is based upon the Compensation Committee’s evaluation of the Company’s performance and each executive’s individual performance in the prior year. The annual incentive compensation opportunity for each employee has been previously established by the Compensation Committee based upon the level of seniority of that employee within the Company and does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position.
The Compensation Committee believes that the more senior an employee is within the Company, the greater amount of that employee’s compensation should be based upon the performance of the Company and the employee each year. The annual incentive compensation opportunity for each employee is determined based upon a set percentage of that employee’s base salary as of the end of the year in which the annual incentive compensation is earned. Mr. LeStrange’s annual incentive compensation opportunity range for 2009 was 0% to 250% of his base salary. The Named Executive Officers, other than Mr. LeStrange, had an annual incentive compensation opportunity range from 0% up to 220% in 2009. The Compensation Committee has established a target annual incentive compensation payout equal to one-half of each senior officer’s (including each Named Executive Officer’s) maximum annual incentive compensation opportunity and equal to two-thirds of the Company’s more junior employees’ maximum annual incentive compensation opportunity. In other words, Mr. LeStrange’s target annual incentive compensation payout was 125% of his base salary in 2009 and the target annual incentive compensation payout for the Named Executive Officers, other than Mr. LeStrange, was 110% of base salary in 2009. In the event the Company and the individual employee each meet the previously established performance goals, which are targeted to be in the 65th to 75th percentile of the Company’s peers, the Compensation Committee would be guided towards awarding to that employee the target annual incentive compensation, although the Compensation Committee reserves the right to adjust upward or downward annual incentive compensation payouts based upon other factors.
For 2009, the Company’s targeted operating return on average equity was 15.0%. The Company chose its targeted operating return on average equity at the commencement of 2009, based upon the Company’s 2009 budget and anticipated market conditions. In establishing its 2009 targeted operating return on equity, the Company sought to calibrate its targeted performance to be in the 65th to 75th percentile of the Company’s peers. During the six years ending December 31, 2009, the Company’s average target operating return on average equity was 16.2%, which equated to the 95th percentile relative to the average actual operating return on average equity of the Company’s peers during the same six year period. The Company’s actual 2009 operating return on average equity was 22%, which placed it in the 90th percentile compared to its peers.
The Company also measures its performance relative to its peers based upon the Company’s change in book value per share plus dividends paid to ordinary shareholders. For 2009, the Company’s change in book value per share plus dividends paid to ordinary shareholders was 38%, which placed it in the 90th percentile of its peer group.
Taking into consideration the Company’s performance under the foregoing metrics and the performance of the Named Executive Officers, the Compensation Committee determined to pay annual incentive compensation for 2009 of $2,160,000 to Mr. LeStrange and average annual incentive compensation of $1,093,612 to the Named Executive Officers, other than Mr. LeStrange. The 2009 annual incentive compensation paid to Mr. LeStrange was 240% of Mr. LeStrange’s base salary at the end of 2009 and the average 2009 annual incentive compensation paid to the Named Executive Officers, other than Mr. LeStrange, was 205% of their average base salary at the end of 2009.
Long-Term Incentive Compensation. The Compensation Committee believes the inclusion of long-term incentive compensation in the Company’s compensation structure fosters the appropriate perspective in management, given that the ultimate profitability of the insurance or reinsurance underwritten by the Company may not be fully known for years. In addition, with the equity component of the Company’s long-term incentive compensation, the Compensation Committee wishes to align the interests of the Company’s managers and employees with the Company’s owners to the greatest extent practicable. Finally, long-term incentive compensation, which potentially expires in the event of the departure of an executive from the employ of the Company, has the ability to retain valuable executive talent within the organization.

Long-term incentive awards have traditionally been granted broadly and deeply within the organization. All grants of long-term incentives have been approved by either the independent directors of the Board or the Compensation Committee. Authority to grant long-term incentive awards to new hires is on occasion delegated by the Compensation Committee to the Chief Executive Officer. Any long-term incentive awards so granted to new hires are subsequently ratified by either the independent directors on the Board or the Compensation Committee. The Board has established March 1, June 1, September 1 and December 1 as quarterly grant dates for long-term awards approved by the Board’s independent directors or Compensation Committee during the previous three month period for existing employees and utilizes the date of hire as the grant date for long-term awards delivered to newly hired employees.
Since the Company’s inception in 2001, the Compensation Committee has utilized four forms of long-term incentive compensation: options, restricted share units, restricted shares and restricted cash.
•	Stock Options. Stock options align employee incentives with shareholders because options have value only if the share price increases over time. The Company issued stock options to its initial founding employees in 2001 and to newly hired employees in 2003 through 2004. The Company has not awarded stock options since 2004. The Company has only granted stock options with an exercise price equal to the closing share price on the date of grant. In addition, the Compensation Committee has not permitted repricing of stock options or the reissuance of stock options with lower exercise prices upon the tender of previously issued ordinary shares or stock options. The terms of certain stock options, however, do provide for an adjustment downward in the exercise price based upon the amount of dividends declared and paid by the Company during the period from the date of issuance of the option to the date of exercise of the option. Stock options previously granted by the Company became exercisable in five equal annual installments.
As of December 31, 2009, Mr. LeStrange had outstanding 1,094,092 stock options, all of which are vested and all of which are scheduled to expire on the earlier of December 14, 2011 or 90 calendar days after Mr. LeStrange’s departure from the position of Chairman of the Board. The other Named Executive Officers had outstanding an average of 79,815 stock options, all of which are vested and which expire between December 26, 2011 and April 7, 2013.
•	Restricted Share Units. The Company has granted restricted share units (“RSUs”) from time to time to new hires and the Company’s continuing executives and employees. In the past, the Compensation Committee has also elected to deliver to executives a fixed portion, ranging from 0% up to 50%, of each executive’s annual incentive compensation in the form of RSUs. Each RSU vests and becomes automatically exercised in three to five annual installments. Dividends paid on ordinary shares while the RSUs are outstanding are credited in the form of additional RSUs, which vest and are automatically exercised with the last annual installment of the RSU. The RSUs can be settled in ordinary shares, cash or a combination of ordinary shares and cash, at the discretion of the Compensation Committee at the time of settlement. RSUs are subject to forfeiture upon an employee’s departure from the Company.

In September of 2007, Mr. LeStrange and the other Named Executive Officers each exchanged all of their previously issued and outstanding RSUs (with the exception of RSUs issued in connection with outstanding options to purchase ordinary shares) for restricted shares having substantially the same terms and fair value as the RSUs on the date of the exchange, other than the payment of cash dividends in lieu of additional RSUs.
•	Restricted Shares. Since May of 2007, the Company has granted restricted shares from time to time to new hires and the Company’s continuing executives and employees. Restricted shares vest and become unrestricted ordinary shares in four equal annual installments. Dividends on restricted shares are paid in cash. Restricted shares are subject to forfeiture upon an employee’s departure from the Company. At this time, the Company believes restricted shares provide the most effective means of aligning management and shareholder interest in the prudent growth and development of the Company, while continuing to operate within the risk parameters established by the Company.

As of December 31, 2009, Mr. LeStrange had outstanding 123,900 unvested restricted shares and the other Named Executive Officers had outstanding an average of 52,622 unvested restricted shares.

•	Restricted Cash. Commencing with the 2009 performance year, the Compensation Committee, based upon consultation with F.W. Cook, determined that it would be beneficial to grant a portion of long-term incentive awards in the form of restricted cash. The restricted cash awards vest in four equal annual installments, are fixed in dollar amount and bear interest at a rate determined by reference to five year U.S. treasury rates. The restricted cash awards provide another method for the Company to deliver retention incentives to its employees, to more closely tailor its mix of retention and shareholder alignment incentives amongst the differing levels of executives within the Company and to allow for more careful allocation of limited equity incentives to instances where the Compensation Committee believes they will be most helpful to the Company.
Long-term incentive compensation is delivered each March for the prior year’s performance and is based upon the Compensation Committee’s evaluation of the Company’s performance and each executive’s individual performance in the prior year. The long-term incentive compensation opportunity for each employee has been previously established by the Compensation Committee based upon the level of seniority of that employee within the Company and does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position.
The Compensation Committee believes that the more senior an employee is within the Company, the greater amount of that employee’s long-term incentive compensation should be based upon the performance of the Company and the employee each year. The long-term incentive compensation opportunity for each employee is determined based upon a set percentage of that employee’s base salary as of the end of the year in which the long-term incentive compensation is earned. Following a review conducted by F.W. Cook at the request of the Compensation Committee, the target long-term incentive compensation awards for the Company’s eligible executives for 2009 were recalibrated to adhere to the 75th percentile of the Company’s peers, which is consistent with the Company’s practice of establishing its performance targets at the 65th to 75th percentile of its peers. For 2009, Mr. LeStrange’s long-term incentive compensation opportunity range was 0% to 412.5% of his base salary. The Named Executive Officers, other than Mr. LeStrange, had a long-term incentive compensation opportunity in 2009 ranging from 0% up to 268.1% of their base salary, which varies depending on the Named Executive Officer. The target long-term incentive compensation award equals two-thirds of each employee’s maximum long-term incentive compensation opportunity. In other words, Mr. LeStrange’s 2009 target long-term incentive compensation award was 275% of his base salary and the target 2009 long-term incentive compensation award for the Named Executive Officers, other than Mr. LeStrange, averaged 179% of base salary. In the event the Company and the individual employee each meet the previously established performance goals, the Compensation Committee would be guided towards awarding to that employee the target long-term incentive compensation, although the Compensation Committee reserves the right to adjust upward or downward long-term incentive compensation awards based upon other factors.
As noted above, the Company’s 2009 operating return on equity was 22%, which was in excess of its targeted operating return on equity of 15.0% and placed it in the 90th percentile compared to its peers. The Company’s 2009 change in book value per share plus dividends paid to common shareholders was 38%, which placed it in the 90th percentile of its peer group.
The long-term incentive compensation awarded to Mr. LeStrange for 2009 was $3,601,125, or 400% of Mr. LeStrange’s base rate salary. Mr. LeStrange’s long-term incentive compensation was delivered entirely in restricted shares. Mr. LeStrange received 97,910 restricted shares, determined using the 20 day trailing average closing price of the Company’s ordinary shares as of March 1, 2010.

The average long-term incentive compensation awarded to the Named Executive Officers, other than Mr. LeStrange, for 2009 was $1,347,233, or 252% of the average of their base rate salaries. The Compensation Committee elected to deliver to the Named Executive Officers, other than Mr. LeStrange, 75% of their long-term incentive compensation in the form of restricted shares and 25% of their long-term incentive compensation in the form of restricted cash. The Named Executive Officers, other than Mr. LeStrange, received an average of 27,472 restricted shares, determined using the 20 day trailing average closing price of the Company’s ordinary shares as of March 1, 2010. In addition, in connection with his appointment as President of the Company, Mr. Jewett received a $1,000,000 long-term incentive award on March 1, 2010. Mr. Jewett’s additional long-term incentive award was delivered entirely in restricted shares. Mr. Jewett received 27,189 restricted shares, determined using the 20 day trailing average closing price of the Company’s ordinary shares as of March 1, 2010.
Employee Benefits. The Company offers a core set of employee benefits in order to provide our employees with a reasonable level of financial support in the event of illness or injury and enhance productivity and job satisfaction through programs that focus on employees’ health and well-being. The benefits provided are similar for all of the Company’s employees, subject to variations as a result of local market practices. The Company’s basic benefits include medical and dental coverage, disability insurance and life insurance. In addition, the Company has a 401(k) or similar employee savings plan in each of the jurisdictions in which it operates. The Company’s base contributions to its 401(k) and similar employee savings plans range from 4% to 11% of base salary, subject to applicable statutory maximums. In addition, the Compensation Committee has the discretion to award an annual profit sharing contribution to the Company’s 401(k) and certain other employee savings plans. In light of the performance of the Company in 2009, the Compensation Committee elected to award a profit sharing contribution equal to 3% of employees’ base salaries, subject to a maximum contribution of $7,350 per employee and excluding employees whose statutory minimum employee savings plan contributions are greater than the Company’s customary employee savings plan contributions. Each of the Named Executive Officers, other than Mr. Cash, received this profit sharing contribution. Other than as described above, the Company does not provide any pension, defined benefit or other retirement benefits to any of its employees.
The Company also provides customary additional benefits to expatriate employees working outside of their home country. The purpose of these benefits is to rationalize the income of expatriate employees, who experience additional taxation as a result of compensation for additional housing and transportation expenses, with the income such employees would earn as employees within their native countries. These additional benefits are as follows:
•	Housing and Transportation Expenses. The Company reimburses expatriate employees for housing expenses in Bermuda and for travel and transportation expenses between the United States and Bermuda. The Company does not own or lease any corporate aircraft. On occasion, for business-related safety and security reasons and logistical issues related to the location of the Company’s headquarters in Bermuda and as specified in Mr. LeStrange’s employment agreement, the Company charters corporate aircraft for the use of Mr. LeStrange and certain other senior executives. The corporate charter aircraft are used for travel between the United States and Bermuda and for other business purposes only. Neither Mr. LeStrange nor any of the Company’s senior executives use any corporate charter aircraft for personal flights.
•	Tax Expenses. To the extent the Company’s reimbursement of an expatriate executive’s housing or travel expenses are deemed to be taxable income to the expatriate employee, the Company reimburses the expatriate employee for any home country taxes payable on the additional income.
•	Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company provides expatriate employees with third party tax preparation assistance or, in the alternative, reimburses expatriate employees for up to $3,600 of tax preparation expense by a third party provider selected by the expatriate employee.

The amounts paid in 2009 by the Company for each of the employee benefits listed above for the Named Executive Officers are listed in the Summary Compensation Table below. The Compensation Committee annually reviews the level of employee benefits provided to the Named Executive Officers and believes that the employee benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates.
Employment Agreements. We have entered into employment agreements with each of the Named Executive Officers. In establishing the terms of the employment agreements with the Named Executive Officers, we considered various factors, including the changing market opportunities and challenges facing the insurance industry, competitive pressures from new market entrants, and the enhanced roles of each of the Named Executive Officers as a result of the growth and development of the Company. The employment agreements are described below under “Executive Compensation — Employment Contracts.”
Severance Benefits. The employment agreements with each of the Named Executive Officers provide for the delivery of severance benefits upon termination of their employment under certain circumstances. For a description of the severance benefits available to each of the Named Executive Officers, please see “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”
Share Ownership Guidelines. The Company has adopted share ownership guidelines intended to align the interests of the Company’s non-employee directors, Chief Executive Officer and the Company’s other senior executive officers with shareholders by requiring such persons to maintain a significant level of investment in the Company. The required share ownership levels for the Chief Executive Officer and the Company’s other senior executive officers are based upon base salary and require a multiple of at least five times base salary for the Chief Executive Officer and a multiple of two times base salary for the Company’s other senior executive officers. In 2009, the required share ownership levels for the non-employee directors were five times the annual basic director retainer fee. Non-employee directors, the Chief Executive Officer and executive officers have five years to attain the required levels of ownership. Each of the Named Executive Officers was in compliance with the Company’s share ownership guidelines as of December 31, 2009.
COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual bonus awards and long-term incentive plans. After reviewing the qualifications of the current members of the Compensation Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that each of the current Compensation Committee members (as listed below) is “independent” as that concept is defined in the applicable rules of the New York Stock Exchange and the categorical independence standards adopted by the Board of Directors. The Board of Directors appointed the undersigned directors as members of the Compensation Committee and adopted a written charter setting forth the procedures, authority and responsibilities of the Compensation Committee.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company and, based upon this discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.
Respectfully submitted,

Brendan R. O’Neill (Chairman)
Norman Barham
Richard C. Perry
Robert A. Spass

EXECUTIVE COMPENSATION
Summary Compensation Table
The following Summary Compensation Table sets forth, for the year ended December 31, 2009, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer and its three most highly compensated executive officers.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
Name and Principal				Stock	Option	Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Kenneth J. LeStrange	2009	$916,667	—	$1,048,840	—	$2,160,000	—	$890,394	$5,015,900
Chairman of the Board of Directors	2008	$1,000,000	—	$3,513,145	—	$375,000	—	$1,319,235	$6,207,380
President and Chief Executive Officer*	2007	$1,000,000	—	$3,436,748	—	$2,100,000	—	$1,105,634	$7,642,382

Michael J. McGuire	2009	$470,000	—	$290,940	—	$1,278,675	—	$212,916	$2,252,531
Chief Financial Officer	2008	$431,334	—	$566,976	—	$306,400	—	$218,552	$1,523,262
	2007	$385,257	—	$811,368	—	$563,200	—	$196,271	$1,956,096

William M. Jewett	2009	$572,000	—	$399,882	—	$1,608,606	—	$135,999	$2,716,487
President and CEO,	2008	$568,333	—	$1,164,585	—	$341,600	—	$129,672	$2,204,190
Worldwide Reinsurance*	2007	$540,900	—	$1,348,419	—	$1,062,300	—	$103,660	$3,055,279

David S. Cash	2009	$512,000	—	$340,471	—	$1,617,002	—	$164,962	$2,634,435
Chief Underwriting Officer*	2008	$472,867	—	$787,415	—	$321,600	—	$241,223	$1,823,105
	2007	$446,717	—	$1,338,480	—	$863,700	—	$209,146	$2,858,043

Michael P. Fujii	2009	$520,000	—	$262,020	—	$1,217,400	—	$133,593	$2,133,013
President and CEO,	2008	$516,667	—	$997,827	—	$228,700	—	$100,296	$1,843,490
Worldwide Insurance	2007	$494,900	—	$1,338,480	—	$893,000	—	$62,695	$2,789,075

*	On February 17, 2010, Mr. LeStrange notified the Company of his retirement from the roles of Chief Executive Officer and President of the Company, effective March 1, 2010, while continuing to serve as non-executive Chairman of the Board through March 2, 2011. As of March 1, 2010, Mr. Cash became the Company’s Chief Executive Officer and Mr. Jewett became President of the Company.
Salary
The amount of salary stated above differs from the annual base rate salary for each of the Named Executive Officers below due to salary increases effective during the year. The table below sets forth the annual base rate salary as at December 31 of each year.

		Annual Base
Name	Year	Rate Salary
Kenneth J. LeStrange	2009	$900,000
	2008	$1,000,000
	2007	$900,000

Michael J. McGuire	2009	$470,000
	2008	$470,000
	2007	$400,000

William M. Jewett	2009	$572,000
	2008	$572,000
	2007	$550,000

David S. Cash	2009	$575,000
	2008	$491,000
	2007	$450,000

Michael P. Fujii	2009	$520,000
	2008	$520,000
	2007	$500,000

Bonus
The Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre-established and communicated to the Named Executive Officers for 2009, 2008 and 2007. All annual incentive awards for 2009, 2008 and 2007 were performance-based. These payments, which were made under the Company’s annual performance-based incentive program, are reported in the Non-Equity Incentive Plan Compensation column.
Stock Awards
The amounts reported in the Stock Awards column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted shares and restricted share units granted during 2009, 2008 and 2007. In other words, the amounts reported in the Stock Awards column are the number of restricted shares and restricted share units granted to the Named Executive Officers during a given year, multiplied by the closing price per share on the date of grant.
The Company cautions that the amounts reported in the 2009 Summary Compensation Table may not represent the amounts that the Named Executive Officers will actually realize from the restricted shares and restricted share units. Whether, and to what extent, a Named Executive Officer realizes value will depend on share price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding restricted shares and restricted share units is reflected in the 2009 Outstanding Equity Awards at Fiscal Year-End table.
Option Awards
The Company did not issue any option awards in 2009, 2008 or 2007.
Non-Equity Incentive Plan Compensation
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and payable to each Named Executive Officer for 2009, 2008 and 2007 under the Company’s annual incentive plan and the restricted cash portion of the long-term incentive award granted to each Named Executive Officer in respect of Company and individual performance in 2009. The table below sets forth the amount that each of the annual incentive compensation and restricted cash portion of long-term incentive compensation comprised of the total amount reported in the Non-Equity Incentive Plan Compensation column for each Named Executive Officer for 2009.

		Restricted Cash Portion	Total Reported in Non-
	Annual Incentive	of Long-Term Incentive	Equity Incentive Plan
Name	Compensation	Compensation	Compensation Column
Kenneth J. LeStrange	$2,160,000	—	$2,160,000
Michael J. McGuire	$1,003,000	$275,675	$1,278,675
William M. Jewett	$1,220,700	$387,906	$1,608,606
David S. Cash	$1,227,050	$389,952	$1,617,002
Michael P. Fujii	$923,700	$293,700	$1,217,400

The annual incentive compensation delivered to the Named Executive Officers was earned and immediately available to the Named Executive Officers upon delivery in March 2010. The restricted cash portion of the long-term incentive award granted to each Named Executive Officer vests in four equal annual installments, with vesting contingent upon continued employment of the Named Executive Officer. The 2009 annual incentive compensation and long-term incentive compensation payments and awards delivered to the Named Executive Officers were determined as described in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program.”
Change in Pension Value and Nonqualified Deferred Compensation Earnings
The Company does not have any defined benefit or actuarial pension plans (including supplemental plans), and did not provide above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified (including earnings on non-qualified defined contribution plans) to any of the Named Executive Officers in 2009.
All Other Compensation
The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to the Company of the (i) perquisites and other personal benefits and (ii) additional compensation required by the SEC rules to be separately quantified amounts, each as set forth in the following table. The narrative following the table describes in more detail all categories of perquisites and other personal benefits provided by the Company.

						Company
						Contributions	Life
				Tax	Tax	to Defined	Insurance
		Housing	Transportation	Preparation	Reimbursement	Contribution	Premiums	Dividends	Total
Name	Year	($)	($)	($)	Payments ($)	Plans ($)	($)	Paid ($)	($)
Kenneth J. LeStrange	2009	81,010	93,116	7,650	128,005	9,800	4,530	566,282	890,394
	2008	99,419	576,795	13,000	33,565	9,200	4,275	582,981	1,319,235
	2007	95,728	422,588	1,250	71,102	9,000	4,530	501,436	1,105,634

Michael J. McGuire	2009	117,250	—	6,650	16,106	17,150	6,663	49,097	212,916
	2008	108,163	—	9,300	26,684	16,100	5,245	53,060	218,552
	2007	107,400	—	1,250	33,841	15,750	4,344	33,686	196,271

William M. Jewett	2009	5,387	10,183	800	7,596	17,150	11,583	83,300	135,999
	2008	—	2,965	—	—	16,100	9,129	101,478	129,672
	2007	—	16,858	—	—	15,750	9,557	61,495	103,660

David S. Cash	2009	71,900	—	—	—	28,642	7,066	57,354	164,962
	2008	121,800	—	—	—	51,017	3,925	64,481	241,223
	2007	120,000	—	—	—	44,672	6,352	38,122	209,146

Michael P. Fujii	2009	40,000	1,143	—	11,478	9,800	10,052	61,121	133,593
	2008	—	—	—	—	9,200	10,352	80,744	100,296
	2007	—	—	—	—	9,000	10,180	43,515	62,695
Housing Expenses. The Company reimburses each of the Named Executive Officers for housing and related expenses in Bermuda, including gym and club memberships, as applicable.
Transportation Expenses. The Company reimburses Messrs. LeStrange, Jewett and Fujii for transportation expenses between their homes in the United States and the principal offices in which they are employed. Transportation costs for Mr. LeStrange include the use of corporate charter aircraft in respect of travel between the United States and his sole office location in Bermuda. Neither Mr. LeStrange nor any of the Company’s senior executives use any corporate charter aircraft for personal use.
Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company provides Messrs. LeStrange, McGuire, Jewett and Fujii with third party tax preparation assistance or, in the alternative, provides them with up to $3,600 of tax preparation expense by a third party provider selected by them.
Tax Reimbursement Payments. To the extent the Company’s housing expense reimbursement, transportation expense reimbursement or tax preparation fee are deemed to be taxable income to Messrs. LeStrange, McGuire, Jewett or Fujii, the Company provides reimbursement for any home country taxes payable on the additional income. In addition, the Bermuda government collects from employees in Bermuda payroll and social insurance taxes.

Company Contributions to Defined Contribution Plans. The Company makes initial and matching contributions on the same terms and using the same formulas as other participating employees to each Named Executive Officer’s account under the Company’s 401(k) Plan or similar defined contribution plans.
Life Insurance Premiums. The Company provides limited life insurance to all employees, including the Named Executive Officers, at levels determined in the discretion of the individual employees, up to three times their base salary. The Company also provides Mr. Jewett with an additional $3 million of accidental death and dismemberment insurance. The amounts reported in the table above represent the premiums paid for this life and accidental death and dismemberment insurance.
Dividends Paid. The amounts included in the Dividends Paid column above represent the dollar value of any additional dividend restricted share units at the time of grant as well as any cash dividends paid on the unvested restricted shares held by the Named Executive Officers. The actual value realized by the Named Executive Officers for the additional dividend restricted share units may be less or more than the amounts included in the Dividends Paid column above, depending upon the price of the Company’s ordinary shares at the time of vesting and conversion of the additional dividend restricted share units or, if later, the ultimate disposition of the ordinary shares of the Company into which the restricted share units have been converted.
Grants of Plan-Based Awards
The following table sets forth the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2009.

								All
								Other
								Stock
								Awards:
								Number	Grant
								of	Date Fair
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Value of
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Stock and
	Grant	(1)			(2)			Units	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	Awards (3)
Kenneth J. LeStrange	3/1/2009	—	$1,125,000	$2,250,000	—	$2,475,000	$3,712,500	—	—
	3/31/2009	—	—	—	—	—	—	4,387	$109,412
	6/30/2009	—	—	—	—	—	—	3,734	$109,406
	9/30/2009	—	—	—	—	—	—	3,000	$109,410
	12/31/2009	—	—	—	—	—	—	2,939	$109,419

Michael J. McGuire	3/1/2009	—	$517,000	$1,034,000	—	$752,000	$1,128,000	—	—
	3/31/2009	—	—	—	—	—	—	75	$1,871
	6/30/2009	—	—	—	—	—	—	64	$1,875
	9/30/2009	—	—	—	—	—	—	51	$1,860
	12/31/2009	—	—	—	—	—	—	50	$1,862

William M. Jewett	3/1/2009	—	$629,200	$1,258,400	—	$1,058,200	$1,587,300	—	—
	3/31/2009	—	—	—	—	—	—	100	$2,494
	6/30/2009	—	—	—	—	—	—	85	$2,491
	9/30/2009	—	—	—	—	—	—	69	$2,516
	12/31/2009	—	—	—	—	—	—	67	$2,494

David S. Cash	3/1/2009	—	$632,500	$1,265,000	—	$1,063,750	$1,595,625	—	—

Michael P. Fujii	3/1/2009	—	$572,000	$1,144,000	—	$962,000	$1,443,000	—	—

(1)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2009 annual incentive compensation plan. Further discussion on the Company’s annual incentive compensation plan can be found in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Annual Incentive Compensation.” The final 2009 payouts for the Named Executive Officers can be found under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(2)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2009 long-term incentive compensation plan. Further discussion on the Company’s long-term incentive compensation plan can be found in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Equity Incentive Compensation.” The final 2009 equity incentive grants for the Named Executive Officers can be found under “Stock Awards” in the Summary Compensation Table.

(3)	The grant date fair value amounts reported above represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of dividend restricted share units granted in 2009. In other words, the amounts reported in this column are the number of dividend restricted share units granted to the Named Executive Officers during 2009 multiplied by the closing price per share on the date of grant. For additional information regarding the stock and option awards, see Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
Equity Holdings and Value Realization
Outstanding Equity Awards at Fiscal Year End
The following table sets forth the outstanding option and stock awards held by the Named Executive Officers as of December 31, 2009.

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
								Plan	Payout
								Awards:	Value of
			Equity					Number of	Unearned
			Incentive					Unearned	Shares,
			Plan			Number	Market	Shares,	Units or
	Number of		Awards:			of Shares	Value of	Units or	Other
	Securities	Number of	Number of			or Units	Shares or	Other	Rights
	Underlying	Securities	Securities			of Stock	Units of	Rights	That
	Unexercised	Underlying	Underlying	Option		That Have	Stock That	That	Have
	Options	Unexercised	Unexercised	Exercise	Option	Not	Have Not	Have	Not
	(#)	Options (#)	Unearned	Price	Expiration	Vested	Vested ($)	Not Vested	Vested
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	(1)	(#)	($)
Kenneth J. LeStrange	437,638	—	—	$20.00	12/14/2011	123,900	4,612,797	—	—
	656,454	—	—	$13.87	12/14/2011	—		—	—

Michael J. McGuire	7,500	—	—	$24.00	4/7/2013	38,465	1,432,052	—	—
	5,000	—	—	$17.87	4/7/2013	—		—	—

William M. Jewett	10,000	—	—	$20.00	12/18/2012	67,217	2,502,489	—	—
	5,000	—	—	$13.87	12/18/2012	—		—	—

David S. Cash	291,758	—	—	$13.87	12/26/2011	53,815	2,003,532	—	—

Michael P. Fujii	—	—	—	—	—	50,990	1,898,358	—	—

(1)	Values determined based on a closing price of the Company’s ordinary shares of $37.23 on December 31, 2009.

Option Exercises and Stock Vested
The following tables set forth the options exercised and the stock awards vested by the Named Executive Officers during the years ended December 31, 2009, 2008 and 2007.

		Option Awards		Stock Awards
		Number of Shares		Number of Shares
		Acquired on		Acquired on	Value Realized on
		Exercise	Value Realized on	Vesting	Vesting
Name	Year	(#)	Exercise	(1)(#)	(2)
Kenneth J. LeStrange	2009	—	—	56,114	$1,367,578
	2008	—	—	40,689	$1,492,262
	2007	—	—	42,554	$1,504,709

Michael J. McGuire	2009	—	—	16,622	$446,864
	2008	—	—	14,473	$511,896
	2007	—	—	8,557	$321,662

William M. Jewett	2009	—	—	35,438	$937,109
	2008	—	—	30,904	$1,084,418
	2007	10,000	$261,300	21,641	$825,298

David S. Cash	2009	—	—	21,905	$573,931
	2008	—	—	18,879	$669,324
	2007	—	—	8,135	$304,507

Michael P. Fujii	2009	—	—	33,267	$984,330
	2008	—	—	22,975	$773,931
	2007	—	—	13,525	$533,153

(1)	Represents total number of restricted shares and restricted share units vested during the period, a portion of which was delivered in the Company’s ordinary shares and the remainder of which was delivered in cash.

(2)	Represents the dollar value of the total number of restricted shares and restricted share units that vested and converted during the period based on the closing price of the ordinary shares on the date of vesting and conversion (or, if not a trading day, the trading day immediately preceding the date of vesting and conversion).

Post-Employment Benefits
Pension Benefits
The Company does not have or provide for any of its employees, including the Named Executive Officers, a plan that provides for specified retirement payments or benefits.
Non-Qualified Deferred Compensation
The Company does not currently have an active defined contribution or other plan that provides for the deferral of compensation for its U.S. based employees on a basis that is not tax-qualified. The Company’s defined contribution plans for its non-U.S. based employees are available generally to the Company’s non-U.S. based employees and offer similar terms and conditions to the Company’s 401(k) plan, with such variations as are required by applicable law.
Employment Contracts
Chief Executive Officer
On February 17, 2010, Mr. LeStrange notified the Board of Directors of the Company that he would retire from his role as President and Chief Executive Officer of the Company effective as of March 1, 2010 and that he would continue in the role of Chairman of the Board of the Company until March 2, 2011. In connection with this notification, on February 26, 2010, the Company and Mr. LeStrange entered into an employment agreement for the position of non-executive Chairman of the Board as described under the section captioned “Compensation of Directors” above. The description below summarizes the employment arrangements under which Mr. LeStrange served as Chairman of the Board, President and Chief Executive Officer through March 1, 2010.
Mr. LeStrange’s prior employment agreement with the Company was entered into on May 31, 2007 (the “Prior LeStrange Agreement”). The initial term of the Prior LeStrange Agreement was one year, subject to automatic renewals of one-year terms unless either party elected to not renew. The Prior LeStrange Agreement entitled Mr. LeStrange to (a) an original base salary of not less than $1,000,000 per year, (b) eligibility to receive an annual bonus at a target level equal to 125% of his base salary, and (c) eligibility to participate in the Company’s equity incentive plans, with an annual grant target valued at 225% of his base salary. Mr. LeStrange was also entitled to use of corporate leased aircraft for business purposes and was entitled to receive the benefits generally provided to other senior executives from time to time, including customary perquisites for expatriate housing and other expenses. To the extent the perquisites were considered income and increased Mr. LeStrange’s income tax liability, Mr. LeStrange was provided a tax reimbursement payment in an amount such that, after deduction for all income taxes payable with respect to such tax reimbursement benefit, the amount retained by Mr. LeStrange was equal to the amount of such increased income tax liability. The Prior LeStrange Agreement permitted Mr. LeStrange a housing allowance up to $200,000 per annum, although Mr. LeStrange’s reimbursable housing expense was $80,893 in 2009.
During the term of employment and for the 12-month period following any termination, Mr. LeStrange was subject to non-competition and non-solicitation covenants. Generally, the non-competition covenant prevented Mr. LeStrange from engaging in activities competitive with the business of the Company or its affiliates, and the non-solicitation covenant prevented Mr. LeStrange from soliciting or hiring employees of the Company or its affiliates. The Prior LeStrange Agreement also contained confidentiality and assignment of intellectual property provisions. The Prior LeStrange Agreement required the Company to indemnify Mr. LeStrange to the fullest extent permitted by Bermuda law, except in certain limited circumstances.
Upon certain qualifying terminations, Mr. LeStrange was eligible to receive certain benefits, the terms of which are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

On December 22, 2008, the Company and Mr. LeStrange entered into an amendment to the Prior LeStrange Agreement (the “First Amendment”). The First Amendment narrowed the definition of “Good Reason” for which Mr. LeStrange could terminate his employment with the Company and receive certain compensation and clarified the ownership of intellectual property created by Mr. LeStrange as an employee of the Company. Concurrent with the execution of the First Amendment, the Company entered into a new indemnification agreement with each director of the Company, including Mr. LeStrange (the “Amended Indemnification Agreement”). The Amended Indemnification Agreement conformed the provisions for indemnification and advancement of expenses to the new standards established by amendments to the Bermuda Companies Act 1981 and the Company’s Bye-Laws.
On March 11, 2009, at Mr. LeStrange’s request, the Company and Mr. LeStrange entered into a second amendment to the Prior LeStrange Agreement (the “Second Amendment”). The Second Amendment reduced Mr. LeStrange’s 2009 base compensation from $1,000,000 per annum to $900,000 per annum.
President and Chief Executive Officer, Worldwide Insurance
Mr. Fujii entered into an employment agreement with the Company on October 20, 2004, concurrent with his joining the Company (the “Fujii Agreement”). The Fujii Agreement runs until termination by mutual agreement of the Company and Mr. Fujii or the termination of Mr. Fujii’s employment with the Company. The Fujii Agreement entitles Mr. Fujii to (a) a base salary of not less than $450,000 per year, subject to increase from time to time, (b) eligibility to receive an annual bonus up to 100% (or more, as increased from time to time) of his base salary, (c) reimbursement for relocation expenses from California to New York, (d) reimbursement for legal expenses associated with the negotiation of the Fujii Agreement and the termination of his employment with his former employer and (e) the benefits generally provided to other senior executives from time to time.
During the term of employment and for the 12-month period following any termination, Mr. Fujii is subject to non-solicitation covenants. Generally, the non-solicitation covenants prevent Mr. Fujii from soliciting employees of the Company or its subsidiaries or calling on, servicing, soliciting or otherwise doing business with any customer of the Company’s U.S. insurance business. The Fujii Agreement also contains confidentiality and assignment of intellectual property provisions. The Fujii Agreement requires us to indemnify Mr. Fujii to the fullest extent permitted by law, except in certain limited circumstances.
Upon certain qualifying terminations, Mr. Fujii is eligible to receive certain benefits, the terms of which are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”
Other Named Executive Officers
In 2007, the Compensation Committee undertook to review the Company’s senior management employment arrangements in light of current market conditions in the reinsurance and insurance industries and the Company’s strategic needs. As a result of such review, the Compensation Committee determined it to be in the best interest of the Company to enter into employment agreements with certain of its executive officers, including Messrs. McGuire and Cash. In 2009, the Company entered into amendments to its executive employment agreements, including the employments agreements with Messrs. McGuire and Cash (each, an “Executive”), to conform certain indemnification provisions to changes in Bermuda corporate law. In addition, in 2009 Mr. Jewett entered into an employment agreement containing substantially similar terms as Messrs. McGuire and Cash (collectively, the “Executive Officer Agreements”).
Under the Executive Officer Agreements, each respective Executive receives a base salary at a specified rate, with increases to be determined by the Compensation Committee upon the recommendation of the Executive’s direct supervisor, and annual and long-term incentive compensation determined in accordance with the Company’s compensation plans. The Executive Officer Agreements provide for an expense reimbursement for expatriate housing and travel, if applicable, and other expenses, subject to applicable policies of the Company as approved from time to time by the Compensation Committee, including a tax reimbursement payment to the extent such housing and travel expense reimbursements result in additional income tax liability. Mr. Jewett’s employment agreement provides that the Company is obligated to maintain accidental death and dismemberment insurance above what is provided to the Company’s employees generally.

Under the Executive Officer Agreements, during the term of employment and for the 6-month period following any termination of employment, the Executive is subject to non-competition and non-solicitation covenants. Generally, the non-competition covenant prevents the Executive from engaging in activities competitive with the business of the Company or its affiliates, and the non-solicitation covenant prevents the Executive from soliciting or hiring employees of the Company or its affiliates. The Executive Officer Agreements also contain standard confidentiality and assignment of intellectual property provisions. In addition, the Executive Officer Agreements provide that the Company shall generally indemnify the Executive to the fullest extent permitted by applicable law, except in certain limited circumstances.
Unless sooner terminated as provided in the Executive Officer Agreements, such Executive Officer Agreement expires on the first anniversary of commencement; provided that the term of each Executive Officer Agreement is automatically extended for additional one-year periods, unless the Company or the Executive gives prior notice of election not to extend the term. Upon certain qualifying terminations, the Executive is eligible to receive certain benefits, the terms of which are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”
New Employment Agreements for the Chief Executive Officer and President
On February 18, 2010, in connection with the retirement of Mr. LeStrange from the positions of Chief Executive Officer and President and the appointment of Mr. Cash as Chief Executive Officer and Mr. Jewett as President, the Company entered into amended and restated employment agreements with Messrs. Cash and Jewett (each, an “Amended Employment Agreement”).
Each Amended Employment Agreement is substantially the same as the form of executive employment agreement discussed above under the caption “Other Named Executive Officers,” other than changes to the roles of the relevant executive, modifications to the definitions of the non-competition period and change of control, and revised compensation and payments upon separation of the executive’s service from the Company.
Mr. Cash’s Amended Employment Agreement is for a one year term, followed by automatic one-year renewals unless notice of separation from service is provided by the Company or the executive at least 90 days prior to the end of the term. Mr. Jewett’s Amended Employment Agreement runs through November 12, 2010, at which time it is then automatically renewed for one-year renewals unless notice of separation from service is provided by the Company or the executive at least 90 days prior to the end of the term. Each Amended Employment Agreement specifies for the executive an annual base salary, subject to increase in the discretion of the Board of Directors of the Company. Each Amended Employment Agreement also provides the executive with the opportunity to earn annual cash incentive compensation and long-term incentive compensation, each payable at the discretion of the Board of Directors of the Company. Each Amended Employment Agreement provides for reimbursement for housing expenses for both executives, as well as reimbursement for travel expenses and a gross-up on U.S. taxes arising from the housing and travel expense reimbursements for Mr. Jewett.
Under each Amended Employment Agreement, the Company may separate an executive’s service from the Company as a result of disability, for cause or without cause. Mr. Cash may separate his service from the Company at any time, with or without good reason. Mr. Jewett may separate his service from the Company at any time without good reason and, following a change in control, with good reason. An executive’s service from the Company will automatically be severed upon the executive’s death.
Under each Amended Employment Agreement, in the event of separation of an executive’s service from the Company, the executive will be entitled to severance which, depending upon the circumstances of the executive’s separation, may include accrued base salary through the date of separation, earned and unpaid annual incentive compensation, a continuation or lump sump payment of additional base salary of varying duration, depending upon circumstances, additional annual incentive compensation, payments in lieu of unvested long-term incentive compensation, a continuation of medical and life insurance benefits for up to one year, accrued and unpaid vacation days, reimbursement of business, tax preparation and housing expenses and other employee benefits to which employees of the Company are generally entitled.

Under each Amended Employment Agreement, each executive is subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Cash’s non-competition and non-solicitation obligations extend for one year following separation from service, while Mr. Jewett’s non-competition and non-solicitation obligations extend for six months after separation from service. Upon certain qualifying terminations, Messrs. Cash and Jewett are eligible to receive certain benefits, the terms of which are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”
Potential Payments Upon Termination of Employment or Change in Control
Termination of Employment
In connection with the employment agreements as described above, the Named Executive Officers are entitled to certain payments and benefits upon certain qualifying terminations of their employment relationships with us. The Named Executive Officers’ employment relationships with the Company may be terminated for any of the following reasons: (i) the Named Executive Officer’s death or disability, (ii) by the Company with or without cause or (iii) by the Named Executive Officer with or without good reason. With respect to each Named Executive Officer, “disability,” “cause,” and “good reason” are defined in the LeStrange Agreement, the Fujii Agreement or the applicable Executive Officer Agreement.
Upon a termination of a Named Executive Officer’s employment, and subject to the execution of a general release of claims by the Named Executive Officer, the Named Executive Officer will become entitled to a combination of the following benefits:
•	an amount equal to base salary through the date of termination,

•	any earned but unpaid annual incentive compensation for the last completed calendar year during the term of employment;

•	a cash sum equal to the pro rata portion of the Named Executive Officer’s target annual incentive compensation for any partial year worked by the Named Executive Officer;

•	a cash sum equal to the average annual incentive compensation paid to the Named Executive Officer over the past three years;

•	up to 12 months base salary, to be paid in installments following the termination of employment;

•	accelerated vesting of a portion of the Named Executive Officer’s outstanding unvested equity incentives;

•	the continuation of benefits during for up to 12 months after termination;

•	the continuation of housing expenses for up to 3 months after termination;

•	reimbursement of tax preparation expenses; and

•	reimbursement of relocation expenses.

The estimated payments and benefits provided upon each type of termination are summarized in the following table as if the termination had occurred on December 31, 2009, using the closing price of $37.23 on December 31, 2009 and the employment agreements in effect on that date. In addition, with the assumption of a December 31 termination of employment, the estimated pro rata bonus calculations provided in the following table reflect an accrual for a full calendar year. Actual amounts payable following a termination or change in control would differ from the amounts shown, perhaps significantly, and would depend on the particular facts and circumstances pertaining at the time.

					By Executive
		By Company	By Company	By Executive	without	Following a
		with Cause	without	with Good	Good Reason	Change in	Death or
Name	Benefit	($)	Cause ($)	Reason ($)	($)	Control ($)	Disability ($)
Kenneth J. LeStrange	Salary	—	900,000	900,000	—	1,800,000	—
	Bonus	—	2,400,000	2,400,000	—	3,675,000	1,125,000
	Accelerated Vesting of Awards	—	2,700,534	2,700,534	—	5,401,068	—
	Housing Expenses	20,100	20,100	20,100	20,100	20,100	20,100
	Continuation of Health Benefits	—	21,691	21,691	—	21,691	—
	Tax Preparation Expenses (1)	—	3,600	3,600	—	3,600	3,600
	Vacation Days (2)	22,500	22,500	22,500	22,500	22,500	22,500
	Relocation Expenses (3)	—	10,200	10,200	—	10,200	10,200

	Total	42,600	6,078,625	6,078,625	42,600	10,954,159	1,181,400
Michael J. McGuire	Salary	—	470,000	—	—	470,000	—
	Bonus	—	517,000	—	—	926,867	517,000
	Accelerated Vesting of Awards	—	—	—	—	1,445,492	—
	Housing Expenses	26,400	26,400	26,400	26,400	26,400	26,400
	Continuation of Health Benefits	—	21,691	—	—	21,691	—
	Tax Preparation Expenses (1)	3,600	3,600	3,600	3,600	3,600	3,600
	Vacation Days (2)	11,750	11,750	11,750	11,750	11,750	11,750
	Relocation Expenses (3)	10,200	10,200	10,200	10,200	10,200	10,200

	Total	51,950	1,060,641	51,950	51,950	2,916,000	568,950
William M. Jewett	Salary	—	572,000	—	—	572,000	—
	Bonus	—	629,200	—	—	1,303,833	629,200
	Accelerated Vesting of Awards	—	1,117,570	—	—	2,520,508	—
	Housing Expenses	—	—	—	—	—	—
	Continuation of Health Benefits	—	25,112	—	—	25,112	—
	Tax Preparation Expenses (1)	3,600	3,600	3,600	3,600	3,600	3,600
	Vacation Days (2)	14,300	14,300	14,300	14,300	14,300	14,300
	Relocation Expenses (3)	10,200	10,200	10,200	10,200	10,200	10,200

	Total	28,100	2,371,982	28,100	28,100	4,449,553	657,300

					By Executive
		By Company	By Company	By Executive	without	Following a
		with Cause	without	with Good	Good Reason	Change in	Death or
Name	Benefit	($)	Cause ($)	Reason ($)	($)	Control ($)	Disability ($)
David S. Cash	Salary	—	575,000	—	—	575,000	—
	Bonus	—	632,500	—	—	1,170,933	632,500
	Accelerated Vesting of Awards	—	791,659	—	—	2,003,532	—
	Housing Expenses	30,000	30,000	30,000	30,000	30,000	30,000
	Continuation of Health Benefits	—	15,878	—	—	15,878	—
	Tax Preparation Expenses (1)	—	—	—	—	—	—
	Vacation Days (2)	14,375	14,375	14,375	14,375	14,375	14,375
	Relocation Expenses (3)	—	—	—	—	—	—

	Total	44,375	2,059,412	44,375	44,375	3,809,718	676,875
Michael P. Fujii	Salary	—	520,000	520,000	—	520,000	520,000
	Bonus	—	—	—	—	—	—
	Accelerated Vesting of Awards	—	—	—	—	1,898,358	—
	Housing Expenses	—	—	—	—	—	—
	Continuation of Health Benefits	—	16,322	16,322	—	16,322	16,322
	Tax Preparation Expenses (1)	—	—	—	—	—	—
	Vacation Days (2)	13,000	13,000	13,000	13,000	13,000	13,000
	Relocation Expenses (3)	—	—	—	—	—	—

	Total	13,000	549,322	549,322	13,000	2,447,680	549,322

(1)	Estimated tax preparation payment based upon an assumed $3,600 maximum reimbursable payment in the event the executive chooses a tax preparation provider other than the Company’s selected tax preparation provider.

(2)	Estimated vacation day payment based upon an assumed five accrued and unused vacation days and a year of 200 working days.

(3)	Estimated relocation expense payment based upon average cost to the Company of relocations of similarly situated employees.

Change in Control
Under the Company’s Amended and Restated 2002 Stock Option Plan upon the occurrence of a change in control and under the Company’s 2007 Equity Incentive Plan (together with the 2002 Stock Option Plan, the “Plans”) upon the occurrence of a change in control and termination of employment within 24 month of the change in control, outstanding options vest and become immediately exercisable and remain exercisable through the remainder of their term and outstanding restricted share units vest and convert into cash or ordinary shares. In the event of certain types of changes in control, both the outstanding options and restricted share units convert immediately into cash. Under the Plans, a change in control occurs if any one of the following events occurs:
•	A person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company.

•	The composition of a majority of the Company’s Board is comprised of directors who were not recommended for election to the shareholders of the Company by a majority of the incumbent board.

•	The Company reorganizes, amalgamates, merges, consolidates or sells or otherwise disposes of all or substantially all of its assets, other than in a transaction in which (i) the ordinary shareholders immediately prior to the transaction beneficially own more than 60% of the outstanding shares of common stock, and the combined voting power of the entity resulting from the transaction in substantially the same proportions as immediately prior to the transaction, (ii) no person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company and (iii) individuals who were members of the Company’s Board of Directors constitute at least a majority of the members of the board of directors of the resulting entity.

•	The Company liquidates or dissolves.
If a change in control occurred on December 31, 2009 and the employment of each of the Named Executive Officers was terminated, the Named Executive Officers would have become entitled to receive the following amounts in the form of cash or ordinary shares of the Company. The following amounts represent the dollar value of the Named Executive Officers’ unvested restricted shares and unvested options as of December 31, 2009, based upon the closing price on December 31, 2009 of the Company’s ordinary shares.

	Restricted	Restricted
	Shares	Share	Options
Name	($)	Units ($)	($)	Total ($)
Kenneth J. LeStrange	4,612,797	788,271	—	5,401,068
Michael J. McGuire	1,432,052	13,440	—	1,445,492
William M. Jewett	2,052,489	18,019	—	2,070,508
David S. Cash	2,003,532	—	—	2,003,532
Michael P. Fujii	1,898,358	—	—	1,898,358
Compensation Committee Interlocks and Insider Participation
None of the directors that served on the Compensation Committee during 2009 has ever served as an employee or officer of the Company or has any other material relationship with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table lists the beneficial ownership of each person or group who, as of March 10, 2010, owned, to the Company’s knowledge, more than 5% of the Company’s 54,400,823 ordinary shares outstanding as of that date.

	Number of
Name and Address of Beneficial Owner (1)	Shares (2)	Percentage
Perry Corp. (3)	7,151,146	13.1%
FMR LLC (4)	5,488,907	10.1%
BlackRock, Inc. (5)	5,209,925	9.58%
Aronson + Johnson + Ortiz, LP (6)	2,870,100	5.3%

(1)	The address for each beneficial owner is listed in the relevant footnote.

(2)	Includes the outstanding ordinary shares and assumes the exercise of all warrants outstanding for ordinary shares as well as the exercise of all options vested at March 10, 2010 with respect to each shareholder.

The Bye-Laws generally provide that any shareholder owning, directly, indirectly or, in the case of U.S. persons, by attribution, more than 9.5% of the Company’s ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights. See “Voting Rights and Solicitation of Proxies — Voting at the Annual General Meeting.”

(3)	Includes 5,270,312 ordinary shares, 1,983 restricted shares, and vested options exercisable to purchase 7,300 ordinary shares held by Perry Partners International, Inc.; 1,868,148 ordinary shares, 703 restricted shares, and vested options exercisable to purchase 2,700 ordinary shares held by Perry Partners, L.P. The address of the beneficial owner is 767 5th Ave., 19th Floor, New York, New York 10153. Perry Corp., which is a registered investment advisor under the Investment Advisors Act of 1940, and Richard Perry have voting and investment power with respect to the foregoing securities. By virtue of his position as President and sole stockholder of Perry Corp., Richard C. Perry may be considered to indirectly beneficially own the foregoing securities.

(4)	The following information is based on the Schedule 13G filed on February 16, 2010 by FMR LLC.

Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,256,800 ordinary shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 5,256,800 ordinary shares owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 607 ordinary shares beneficially owned through Strategic Advisers, Inc.

Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 231,500 ordinary shares as a result of its serving as investment manager of institutional accounts owning such shares.

Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 231,500 ordinary shares and sole power to vote or to direct the voting of 198,100 ordinary shares owned by the institutional accounts managed by PGATC as reported above.

(5)	The information included herein is based on the Schedule 13G filed on January 29, 2010 by BlackRock, Inc. The address of the beneficial owner is 40 East 52nd Street, New York, NY 10022. The Company’s ordinary shares are owned by Barclays Global Investors, NA and certain of its affiliates, which were acquired on December 1, 2009 by BlackRock, Inc. from Barclays Bank PLC. No client is known to own more than five percent of the outstanding ordinary shares.

(6)	The following information is based on the Schedule 13G filed on February 12, 2010 by Aronson + Johnson + Ortiz, LP. The address of the beneficial owner is 230 S. Broad Street, 20th Floor, Philadelphia, PA 19102. The securities are owned of record by clients of Aronson + Johnson + Ortiz, LP. No client is known to own more than five percent of the outstanding ordinary shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table summarizes the beneficial ownership as of March 10, 2010 of the ordinary shares of the Company by each director and each named executive officer of the Company for the year ended December 31, 2009 and all such directors and executive officers of the Company as a group.

Name and Address of Beneficial	Number of	Number of
Owner (1)	Options	Shares	Total (2)	Percentage
Directors
Kenneth J. LeStrange	1,094,092	384,595	1,478,687	2.7%
John T. Baily (3)	5,000	10,389	15,389	*
Norman Barham	—	18,476	18,476	*
Galen R. Barnes	5,000	9,976	14,976	*
William H. Bolinder	10,000	10,476	20,476	*
Steven W. Carlsen	—	40,426	40,426	*
Brendan R. O’Neill	—	9,976	9,976	*
Richard C. Perry (4)	10,000	7,141,146	7,151,146	13.1%
William J. Raver	—	8,202	8,202	*
Robert A. Spass (5)	343,892	2,734	346,626	*

Named Executive Officers
Michael J. McGuire	12,500	92,913	105,413	*
William M. Jewett	15,000	189,627	204,627	*
David S. Cash	291,758	151,710	443,468	*
Michael P. Fujii	—	124,043	124,043	*
All directors and executive officers as a group	1,787,242	8,194,689	9,981,931	18.3%

*	Less than 1%. On March 10, 2010, there were 54,400,823 ordinary shares outstanding.

(1)	Unless otherwise stated, the address for each beneficial owner is c/o Endurance Specialty Holdings Ltd., Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

(2)	Includes the outstanding ordinary shares and assumes full conversion into ordinary shares of all outstanding class A shares and the exercise of all warrants outstanding for ordinary shares as well as the exercise of all options vesting within 60 days of March 10, 2010 with respect to each shareholder.

The Company’s Amended and Restated Bye-Laws generally provide that any shareholder owning, directly, indirectly or, in the case of U.S. persons, by attribution, more than 9.5% of the Company’s ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights. See “Questions and Answers Regarding the Annual General Meeting.”

(3)	Includes 4,000 ordinary shares owned by Mr. Baily’s wife.

(4)	By virtue of his position as President and sole stockholder of Perry Corp., Richard C. Perry may be considered to indirectly beneficially own the securities beneficially owned by Perry Corp.

(5)	Consists of 343,892 warrants to purchase ordinary shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS
Transactions with BlackRock, Inc.
On January 29, 2010, BlackRock, Inc. (“BlackRock”) filed a Schedule 13G with the U.S. Securities and Exchange Commission disclosing that its subsidiaries held, in the aggregate, approximately 9% of Endurance’s ordinary shares as of December 31, 2009. Since 2002, subsidiaries of BlackRock have provided the Company and its subsidiaries with various investment management, investment accounting and risk analysis services. During the year ended December 31, 2009, the Company paid or accrued fees of approximately $3.7 million for services provided by subsidiaries of BlackRock and BlackRock purchased from the Company professional liability and property insurance with an aggregate premium of $419,615. All fee and insurance arrangements were made pursuant to arm’s length transactions at prevailing market rates for the services or products rendered or delivered. Following the procedures set forth above under “Board of Directors — Review and Approval of Transactions with Related Persons,” the Nominating and Corporate Governance Committee of the Board, at its meeting in February of 2010, reviewed and ratified the various relationships and transactions by and among the Company, BlackRock and their applicable affiliated companies.
Transactions with Fidelity Management & Research Company
On February 16, 2010, Fidelity Management & Research Company (“Fidelity”) filed a Schedule 13G/A with the U.S. Securities and Exchange Commission disclosing that its subsidiaries held, in the aggregate, approximately 9.69% of Endurance’s ordinary shares as of December 31, 2009. Fidelity has held greater than 5% of the Company’s ordinary shares since 2005. Subsidiaries of Fidelity provide the Company and its subsidiaries with investment management services. During the year ended December 31, 2009, the Company paid or accrued fees of approximately $300,000 for those services. All fee arrangements were entered into pursuant to arm’s length transactions at prevailing market rates for the services rendered. Following the procedures set forth above under “Board of Directors — Review and Approval of Transactions with Related Persons,” the Nominating and Corporate Governance Committee of the Board, at its meeting in February of 2010, reviewed and ratified the various relationships and transactions by and among the Company, Fidelity and their applicable affiliated companies.
REPORT OF THE AUDIT COMMITTEE
The following report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.
Messrs. Baily, O’Neill, Raver and Spass currently serve on the Audit Committee. Mr. Baily will continue as a member of the Audit Committee and as its Chairman, assuming he is re-elected to the Board of Directors by the shareholders. Messrs. O’Neill, Raver and Spass will also remain members of the Audit Committee.
After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, and the applicable NYSE Corporate Governance Rules, (2) all current Audit Committee members are financially literate, and (3) Mr. Baily qualifies as an “audit committee financial expert” as defined by SEC rules promulgated under the Exchange Act. Shareholders should understand that this designation is an SEC disclosure requirement related to Mr. Baily’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Baily any duties, obligations or liability greater than are generally imposed upon him as a member of the Audit Committee and the Board and his designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other currently serving members of the Audit Committee and the Board may be considered financial experts, but the Board has not so designated them at this time.

The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable NYSE rules. The charter is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (1)-(3) of the preceding paragraph of this report and the adequacy of the Audit Committee charter.
During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), the Audit Committee:
•	reviewed and discussed the audited financial statements contained in the Form 10-K with management and the Company’s independent auditors;

•	reviewed and discussed the Company’s quarterly earnings press releases and related materials;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•	reviewed the Company’s loss reserves;

•	reviewed and discussed the Company’s risk assessment and risk management, including the guidelines and policies governing the process of monitoring and controlling the Company’s major financial risk exposures;

•	met separately with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors;

•	discussed with the Company’s senior management, independent auditors and internal auditors the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Form 10-K and other periodic filings with the SEC;

•	reviewed the performance of the Company’s internal audit and Sarbanes-Oxley functions;

•	reviewed the Company’s whistleblower policy and its application;

•	reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and the independence of the independent auditors, (3) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, “Communication with Audit Committees” and Statement on Auditing Standards No. 90, “Audit Committee Communications” and (4) responsibilities, budget and staffing of the Company’s internal audit function;

•	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the Form 10-K; and

•	determined that the non-audit services provided to the Company by the independent auditors are compatible with maintaining the independence of the independent auditors and established clear hiring policies for employees or former employees of the Company’s independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed below under “Audit Fees.”

While the Audit Committee has the duties and responsibilities set forth in above and in its charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to ensure that the Company complies with all laws and regulations, its Code of Business Conduct and Ethics or its Corporate Governance Guidelines.
In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.
The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
Respectfully submitted,
John T. Baily (Chairman)
Brendan R. O’Neill
William J. Raver
Robert A. Spass

AUDIT FEES
Ernst & Young Ltd. Fees and Services

	2009	2008
	Actual Fees ($)	Actual Fees ($)
Audit Fees	3,537,427	3,824,570
Audit-Related Fees	105,825	210,740
Tax Fees	—	55,000
All Other Fees	—	8,000

Total Fees	3,643,252	4,098,310

Audit fees for 2009 and 2008 consist of fees paid to Ernst & Young Ltd. for professional services for the audit of the Company’s annual consolidated financial statements, review of quarterly consolidated financial statements, audit of annual statutory statements and services that are normally provided by independent auditors in connection with statutory, 404 attestation services, comfort letters, SEC and regulatory filings or engagements.
Audit-related fees for 2009 and 2008 consist of fees paid to Ernst & Young Ltd. for employee benefit plan audits, accounting consultations, consultations concerning accounting and reporting standards, consultation regarding certain regulatory matters and access to certain accounting and auditing information.
Tax fees for 2008 consist of fees paid to Ernst & Young Ltd. for transfer pricing studies and services regarding United States and United Kingdom tax compliance and planning.
All other fees for 2008 consist of fees paid to Ernst & Young Ltd. for IFRS training to Endurance Worldwide Insurance Limited.
The Audit Committee concluded that the provision of the services listed above was compatible with maintaining the independence of Ernst & Young Ltd.
Pre-Approval Policies and Procedure
The Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established the following policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by Ernst & Young Ltd.
Prior to the engagement of the independent auditor for any audit or non-audit services, management submits a proposal for such services to the Audit Committee. The Audit Committee reviews such proposals and provides its consent only after first considering whether the proposed services are consistent with the SEC’s rules on auditor independence. Also, in determining whether to grant pre-approval of any non-audit services, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:
•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.
The Audit Committee has delegated its pre-approval authority to its Chairman for matters arising between meetings of the Audit Committee. Any pre-approval of a service by the Chairman of the Audit Committee is subject to ratification by the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, Company equity securities with the SEC. Based on a review of such reports, and on written representations from reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with, except the inadvertent late filing of one Form 4, which reported the purchase of ordinary shares under an automatic dividend reinvestment purchase program.
OTHER MATTERS
The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this proxy statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters.
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2011
Under the U.S. federal proxy solicitation rules, for any proposal submitted by a shareholder to be considered for inclusion in Endurance’s proxy materials for the 2011 Annual General Meeting of Shareholders, it must be received by Endurance at its registered office located at Wellesley House, 90 Pitts Bay Road, Pembroke HM08, Bermuda addressed to the Secretary by November 25, 2010. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.
In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 8, 2011.
If a shareholder desires to nominate one or more individuals for election as directors at the 2011 Annual General Meeting, written notice of such shareholder’s intent to make such a nomination must be received by the Company at its registered office not later than November 25, 2010 and no earlier than October 26, 2010. Any notice for a director nomination shall include the information set forth under “Board of Directors — Director Nominee Process” above.
ANNUAL REPORT ON FORM 10-K, CORPORATE GOVERNANCE GUIDELINES
AND CODE OF BUSINESS CONDUCT AND ETHICS
The Company’s Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company’s:
•	Annual Report on Form 10-K, including exhibits, as filed with the SEC;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics; and

•	Charters of the committees of the Board of Directors.
If you would like a copy of any of the above referenced documents, contact Investor Relations, Endurance Specialty Holdings Ltd., Suite No. 784, 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. In addition, financial reports and filings with the SEC, including the Annual Report on Form 10-K, are available on the internet at www.sec.gov. Company information, including the formal charters of each of the committees of the Board of Directors, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct, is also available on the Company’s web site at www.endurance.bm.

APPENDIX A
SECOND AMENDMENT TO
2007 EQUITY INCENTIVE PLAN
OF
ENDURANCE SPECIALTY HOLDINGS LTD.
WHEREAS, Endurance Specialty Holdings Ltd. (the “Company”) desires to amend the 2007 Equity Incentive Plan (as amended and in effect, the “Plan”) of the Company to increase the number of the Company’s ordinary shares, par value $1.00 per share, authorized for issuance under the Plan (the “Plan Amendment”); and
WHEREAS, on February 11, 2010, subject to shareholder approval, the Board of Directors of the Company approved the Plan Amendment.
NOW THEREFORE, the Plan is hereby amended as follows:
1.	Section 3(b) of the Plan is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

“Subject to adjustments pursuant to the provisions of Section 16 hereof, a total of 3,895,000 Ordinary Shares shall be authorized for issuance under the Plan, which is comprised of 1,280,000 Ordinary Shares authorized for issuance and approved by the Company’s shareholders on May 9, 2007, 820,000 Ordinary Shares from the Prior Plans authorized for issuance and approved by the Company’s shareholders on May 9, 2007 and 1,795,000 Ordinary Shares authorized for issuance upon the approval of the second amendment to the Plan by the Company’s shareholders on May 13, 2010. The grant of a Tandem SAR shall not reduce the number of Ordinary Shares with respect to which Incentive Awards may be granted pursuant to the Plan.”

2.	Section 11(c) of the Plan is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

“Dividends on Restricted Shares and Restricted Share Units. The Administrator in its discretion may permit the payment of dividends or the crediting of dividend equivalents to a Participant holding Restricted Shares or Restricted Share Units. The Administrator in its discretion may determine the date or dates of vesting of any dividend equivalents or require that any dividends paid on Restricted Shares and Restricted Share Units be held in escrow until all restrictions on such Restricted Shares or Restricted Share Units have lapsed; provided that any dividend equivalents or any dividends paid on performance based Restricted Shares and Restricted Share Units shall be held in escrow until all restrictions on such performance based restricted Shares or Restricted Share Units have been released upon the attainment of all applicable performance goals.”

3.	Section 11(g) of the Plan is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

“Performance Based Restricted Shares and Restricted Share Units. In addition to or in lieu of conditioning the release of restrictions applicable to Restricted Shares or Restricted Share Unites on the continued employment of the Participant for the restricted period applicable to the Restricted Shares or Restricted Share Units, the Administrator may condition release of such restrictions on the attainment of one or more performance goals during the restricted period. The performance goals are to be pre-established by the Committee in its discretion and set forth in the Agreement governing the grant of such Restricted Shares or Restricted Share Units, based on one or more of the following criteria: (1) return on shareholder equity; (2) earnings per Ordinary Share; (3) growth in book value per Ordinary Share; (4) growth in price to book value per Ordinary Share; (5) net income (before or after taxes); (6) gross premiums written or net premiums written; (7) return on assets; (8) return on capital; (9) return on investment; (10) investment income; (11) increases in share price; (102 total shareholder return; (13) portfolio yield; (14) loss ratio; (135 underwriting ratio; (16) general and administrative expense ratio; (17) combined ratio; (18) market share; (19) strategic goals; or (20) any combination of, or a specified increase in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Administrator in its sole discretion may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Performance goals may include a threshold level of performance below which no Restricted Shares or Restricted Share Units will be earned, a level of performance at which the target amount of any Restricted Shares or Restricted Share Units will be earned and a level of performance at which the maximum amount of any Restricted Shares or Restricted Share Units will be earned. The Administrator in its sole discretion shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable. Any performance goal established by the Administrator must be objective so that a third party with knowledge of the relevant facts could determine whether the performance goal has been attained. In addition, there must be substantial uncertainty whether any performance goal established by the Administrator will be attained at the time it is established by the Administrator. Restricted Shares and Restricted Share Units conditioned upon the attainment of performance goals shall be released from restrictions only after the attainment of such performance measures has been certified by the Administrator.”

4.
The Plan Amendment shall be effective upon approval of the shareholders of the Company at the 2010 Annual General Meeting on May 13, 2010. If the Plan Amendment is not so approved at such meeting, then the Plan Amendment shall be void ab initio.

5.	Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Endurance Specialty
Holdings Ltd.

INTERNET
http://www.proxyvoting.com/enh
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
70785	70788
▼    FOLD AND DETACH HERE   ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE(S) IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2 AND PROPOSAL NO. 3

Please mark your votes as indicated in this example	☒

1. Election of directors

		To elect the five directors of Endurance Specialty Holdings Ltd. listed below (Nos. 1 through 5):	To direct the company to elect the slate of six director designees of Endurance Worldwide Holdings Limited listed below (Nos. 9 through 14):	Direct the Company to elect the slate of six director designees of Endurance Worldwide Insurance Limited listed below (Nos. 15 through 20):
☐ ☐	Mark here to vote FOR all nominees Mark here to vote WITHHOLD vote for all nominees	01 - John T. Baily 02 - Norman Barham 03 - Galen R. Barnes 04 - David S. Cash 05 - William M. Jewett	09 - Alan Barlow 10 - William H. Bolinder 11 - Steven W. Carlsen 12 - David S. Cash 13 - Simon Minshall	15 - Alan Barlow 16 - William H. Bolinder 17 - Steven W. Carlsen 18 - David S. Cash 19 - Simon Minshall
☐	For All EXCEPT - To Withhold a vote for one or more all nominees, mark the box to the left and write the number of the director on the line below.	To direct the company to elect the slate of three director designees of Endurance Specialty Insurance Ltd. listed below (Nos. 6 through 8):	14 - Brendan R. O’Neill	20 - Brendan R. O’Neill	FOR	AGAINST	ABSTAIN
06 - Steven W. Carlsen 07 - David S. Cash 08 - William M. Jewett
2.  To appoint Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2010 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for Ernst & Young Ltd.
					☐	☐	☐

			3. To amend the Company’s 2007 Equity Incentive Plan		☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as your name appears hereon. If the ordinary shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

You can now access your Endurance Specialty Holdings Ltd. account online.
Access your Endurance Specialty Holdings Ltd. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Endurance Specialty Holdings Ltd., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report on Form 10-K are available at: http://www.proxyvoting.com/enh
▼    FOLD AND DETACH HERE   ▼

ENDURANCE SPECIALTY HOLDINGS LTD.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2010
This proxy is solicited on behalf of the Company’s Board of Directors. It may be revoked up to one hour prior to the Annual General Meeting.
The undersigned hereby appoints Kenneth J. LeStrange, Michael J. McGuire and John V. Del Col, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Endurance Specialty Holdings Ltd. (the “Company”) which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM08, Bermuda on Thursday, May 13, 2010 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
PURSUANT TO THE COMPANY’S AMENDED AND RESTATED BYE-LAWS, THE VOTING INTEREST
ATTRIBUTED TO EACH SHARE HELD BY THE UNDERSIGNED IS 1.0639 VOTES PER SHARE.
This proxy, when properly executed, will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2 AND PROPOSAL NO. 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

	WO# 70785	Fulfillment# 70788